                                                                       Exhibit 2




                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION




                           UNIFORMS TO YOU AND COMPANY
                           CINTAS CORPORATION
                           CINTAS MERGER SUB, INC. - ILLINOIS
                           INTEGRITY UNIFORM CO.
                           PRIDE MANUFACTURING COMPANY
                           M. FRANK & CO.
                           UTY CANADA, LTD.
                           WORKING CLASS, LTD.
                           MICHAEL/KEITH PARTNERSHIP
                           UTY MEXICO PARTNERS






                                JANUARY 12, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----

1.       THE ACQUISITION..........................................................................................2

         1.1       Transactions...................................................................................2
         1.2       Consideration..................................................................................2
         1.3       Adjustments to the Purchase Price..............................................................3
         1.4       Conversion of Shares...........................................................................4
         1.5       Tax-free Reorganizations.......................................................................5
         1.6       Pooling........................................................................................5
         1.7       Exchange for Consideration.....................................................................6
         1.8       Closing........................................................................................6
         1.9       Articles of Incorporation and By-laws of the Surviving Corporations............................6
         1.10      Board of Directors and Officers................................................................6
         1.11      Treatment of Stock Options and Warrants........................................................7

2.       REPRESENTATIONS AND WARRANTIES OF
         THE ACQUIRED COMPANIES AND THE SHAREHOLDERS..............................................................7

         2.1       Organization...................................................................................7
         2.2       Capitalization.................................................................................7
         2.3       Authorization..................................................................................8
         2.4       No Violation; Consents and Approvals...........................................................8
         2.5       Subsidiaries and Other Capital Stock...........................................................9
         2.6       Financial Statements...........................................................................9
         2.7       Absence of Undisclosed Liabilities............................................................10
         2.8       Absence of Certain Changes or Events..........................................................10
         2.9       Title to and Condition of Non-Real Estate Assets..............................................10
         2.10      Real Property.................................................................................11
         2.11      Trademarks and Similar Rights.................................................................11
         2.12      Insurance.....................................................................................12
         2.13      Contracts and Agreements......................................................................12
         2.14      Bank Accounts.................................................................................12
         2.15      Litigation....................................................................................12
         2.16      Employee Benefit Plans........................................................................13
         2.17      Employee Compensation.........................................................................13
         2.18      Collective Bargaining, Employment and Non-Competition Agreements..............................13
         2.19      Purchase Orders...............................................................................14
         2.20      Accounts Receivable...........................................................................14
         2.21      Licenses and Permits..........................................................................14
         2.22      Employee Matters..............................................................................14
         2.23      Taxes and Tax Returns.........................................................................15
         2.24      Transactions With Affiliates..................................................................15
         2.25      Compliance with Applicable Law................................................................16
         2.26      Customer Contracts............................................................................16

         2.27      Employee or Supplier Problems.................................................................17
         2.28      SEC Disclosure................................................................................17
         2.29      General Disclosure Matters....................................................................17

3.       REPRESENTATIONS AND WARRANTIES OF
         CINTAS AND CINTAS SUB...................................................................................17

         3.1       Organization..................................................................................17
         3.2       Capitalization................................................................................18
         3.3       Authorization.................................................................................18
         3.4       No Violation; Consents and Approvals..........................................................18
         3.5       SEC Filings and Financial Statements..........................................................19
         3.6       Transaction Stock.............................................................................20
         3.7       Litigation....................................................................................20
         3.8       SEC Disclosure................................................................................20
         3.9       Absence of Undisclosed Liabilities............................................................20
         3.10      Absence of Certain Changes or Events..........................................................20
         3.11      General Disclosure Matters....................................................................20

4.       COVENANTS OF THE SHAREHOLDERS AND THE ACQUIRED ENTITIES.................................................21

         4.1       Announcements and Communications..............................................................21
         4.2       Fees for Professional Services................................................................21
         4.3       Meetings......................................................................................21
         4.4       Corporate Transactions........................................................................21
         4.5       Conduct of Business Pending the Merger........................................................22
         4.6       Cause Conditions to be Satisfied..............................................................23
         4.7       Notice of Certain Actions.....................................................................24
         4.8       Delivery of Disclosure Schedules..............................................................24

5.       COVENANTS OF CINTAS AND CINTAS SUB......................................................................24

         5.1       Announcements and Communications..............................................................24
         5.2       Corporate Transactions........................................................................24
         5.3       Ordinary Course of Business...................................................................24
         5.4       Cause Conditions to be Satisfied..............................................................24
         5.5       Adherence to Confidentiality Agreement........................................................24
         5.6       Notice of Certain Actions.  ..................................................................25

6.       CINTAS COMMON STOCK - REGISTRATION RIGHTS...............................................................25

         6.1       Cintas Common Stock to be Issued..............................................................25
         6.2       Restrictive Legend............................................................................25

         6.3       Information...................................................................................25
         6.4       Transactions in Cintas Common Stock...........................................................25
         6.5       Restricted Securities.........................................................................26
         6.6       Registration Rights...........................................................................26
         6.7       Post Effective Matters........................................................................26
         6.8       Stock Exchange Listing........................................................................27
         6.9       Registration Expenses.........................................................................27
         6.10      Additional Covenants..........................................................................27
         6.11      Indemnification...............................................................................29

7.       CINTAS DUE DILIGENCE....................................................................................31

         7.1       Cintas Due Diligence..........................................................................31
         7.2       Supplemental Disclosure.......................................................................32

8.       CONDITIONS PRECEDENT....................................................................................32

         8.1       Conditions Precedent to Cintas' and Cintas Sub's Obligations..................................32
         8.2       Conditions Precedent to the Shareholders' Obligations.........................................34
         8.3       Hart-Scott-Rodino.............................................................................35

9.       DOCUMENTS TO BE DELIVERED AT CLOSING....................................................................35

         9.1       Documents to be Delivered by the Acquired Entities and the
                   Shareholders at the Closing...................................................................35
         9.2       Documents to be Delivered by Cintas and Cintas Sub at the Closing.............................36

10.      INDEMNIFICATION AND ESCROW..............................................................................37

         10.1      Survival of Representations and Warranties....................................................37
         10.2      Indemnification...............................................................................38
         10.3      Basket and Maximum Liability..................................................................39
         10.4      Escrowed Shares; Indemnification Offsets......................................................39
         10.5      Indemnification Procedure; Arbitration........................................................39
         10.6      Escrow Not to Limit Indemnification...........................................................41
         10.7      Indemnification for Registration Statement Matters............................................41
         10.8      Shareholder Contributions.....................................................................41

11.      CERTAIN AGREEMENTS......................................................................................42

         11.1      Confidential Information......................................................................42
         11.2      Preparation of Registration Statement.........................................................42
         11.3      Termination...................................................................................42
         11.4      Tax Compliance; Final Tax Return..............................................................43
         11.5      Environmental Audit Follow-Up.................................................................43
         11.6      Shareholder Guarantees........................................................................44

         11.7      Post Closing Dividends........................................................................44

12.      MISCELLANEOUS...........................................................................................44

         12.1      Expenses......................................................................................44
         12.2      Notices.......................................................................................44
         12.3      Entire Agreement..............................................................................45
         12.4      Headings......................................................................................45
         12.5      Successors in Interest........................................................................45
         12.6      Counterparts..................................................................................46
         12.7      Governing Law.................................................................................46
         12.8      Brokerage.....................................................................................46
         12.9      Waiver........................................................................................46
         12.10     Remedies for Breach; Specific Performance.....................................................46
         12.11     Publicity.....................................................................................47
         12.12     Construction..................................................................................47

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January 12, 1998 (the "Agreement"), is made and entered into by and among Cintas Corporation, a Washington corporation ("Cintas"), Cintas Merger Sub, Inc.--Illinois, an Illinois corporation and a direct subsidiary of Cintas ("Cintas Sub"), Uniforms To You and Company, an Illinois corporation (the "Company"), Integrity Uniform Co., a Delaware corporation, Pride Manufacturing Company, a Georgia corporation, M. Frank & Co., an Illinois corporation, (collectively, the "Additional S Corporations"), UTY Canada Ltd., a corporation organized under the laws of the province of Quebec ("Canada Sub," and with the Company and the Additional S Corporations, the "Acquired Companies"), Working Class, Ltd., an Illinois limited partnership, Michael/Keith Partnership, an Illinois general partnership and UTY Mexico Partners, an Illinois general partnership (collectively the "Partnerships," and with the Acquired Companies, the "Acquired Entities") (the Company, Cintas Sub and the Additional S Corporations being hereinafter sometimes referred to as the "Constituent Corporations"), and the shareholders and partners of the Acquired Entities identified on the signature pages hereto (each individually a "Shareholder" and collectively the "Shareholders"). For purposes of this Agreement, the term "Shareholder" includes each person who holds an option under the Phantom Stock Plan (later defined); provided, however, that if an optionee does not exercise his option prior to the Closing, he shall not be deemed to be a Shareholder hereunder.

         WHEREAS, (i) the Boards of Directors of Cintas, the Acquired Companies and Cintas Sub and (ii) the general partners of the Partnerships have approved or will approve the mergers and reorganizations involving the Acquired Entities prior to the Preliminary Review Termination Date (later defined) on the terms and conditions set forth in this Agreement in accordance with the Articles of Merger to be delivered at the Closing (later defined) (the "Articles of Merger"), which state, among other things, the manner and basis of exchanging the shares of issued and outstanding Company Common Stock, without par value (the "Company Common Stock"), for shares of Common Stock, no par value, of Cintas (the "Cintas Common Stock")(the "Parent Merger"); the subsequent merger and reorganization of the Additional S Corporations with and into the Company again in exchange for Cintas Common Stock (the "S Corporation Merger" and with the Parent Merger, the "Mergers"); the acquisition of the outstanding capital stock of Canada Sub again in exchange for Cintas Common Stock (the "Canada Reorganization"); and the acquisition of outstanding interests of the Partnerships (the "Interests") again in exchange for Cintas Common Stock (the "Partnership Acquisition," and with the Parent Merger, the S Corporation Merger and the Canada Reorganization, the "Transactions");

         WHEREAS, the parties' obligations under this Agreement are conditioned upon the Mergers being declared effective under applicable law.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                               1. THE ACQUISITION

         1.1 TRANSACTIONS. Cintas and Cintas Sub will acquire the Acquired Entities as follows:

                      (a) Subject to the terms and conditions of this Agreement, Cintas Sub shall be merged with and into the Company, the separate existence of Cintas Sub shall cease and the Company shall be the surviving corporation in the Parent Merger and shall continue its corporate existence under the laws of the State of Illinois. The Parent Merger shall be consummated when a properly executed and certified copy of Articles of Merger are filed in accordance with the Illinois Business Corporation Act (the "Illinois Corporation Act") with the Secretary of State of the State of Illinois, and the Illinois Secretary of State issues a Certificate of Merger (the "Parent Merger Effective Time")(the time period immediately prior to the Parent Merger Effective Time is sometimes referred to herein as the "Merger Closing Time"). From and after the Parent Merger Effective Time, the Company, as surviving corporation, shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations to the Parent Merger, all as set forth in Sections 5/11.05 et seq. of the Illinois Corporation Law.

         (b) Immediately following the consummation of the Parent Merger, the Additional S Corporations shall be merged with and into the Company, the separate existence of each of the Additional S Corporations shall cease and the Company shall be the surviving corporation in each such S Corporation Merger and shall continue its corporate existence under the laws of the State of Illinois. The S Corporation Merger shall be consummated when properly executed and certified copies of the appropriate Articles of Merger is filed in accordance with the Illinois Corporation Act and the jurisdiction of organization of each of the Additional S Corporations with the Secretary of State of Illinois and with such other jurisdictions and Secretaries of State as are applicable and when each such Secretary of State issues a Certificate of Merger (collectively, the time when such documentation is last filed hereafter, the "S Corporation Merger Effective Time"). From and after the S Corporation Merger Effective Time, the Company, as the surviving corporation, shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations to the S Corporation Merger all as set forth in applicable law.

         (c) Simultaneously with the S Corporation Merger, the Company shall acquire (i) all outstanding capital stock of Canada Sub in the Canada Reorganization and (ii) all Interests in the Partnership Acquisition.

         1.2 CONSIDERATION. The aggregate consideration to be paid by Cintas and Cintas Sub to the Shareholders in connection with the Transactions shall be Cintas Common Stock with an aggregate fair market value (determined in accordance with Section 1.4) of One Hundred Seventy Five Million Dollars ($175,000,000) subject to adjustment as set forth in Section 1.3 herein (the "Purchase Price").

         1.3 ADJUSTMENTS TO THE PURCHASE PRICE. For purposes of this Section 1.3, the term "the Company" includes all of the Acquired Entities and Sharprint Silkscreen & Graphics, Inc. ("Sharprint") collectively.

                      (a) The Purchase Price is based upon the assumption that, as of the Closing Date, the Company's net worth (the book value of all Company assets less liabilities), as determined in accordance with generally accepted accounting principles consistently applied, is at least equal to (i) the Company's represented net worth as set forth on the Company's September 30, 1997 combined balance sheet of Thirty-Eight Million Nine Hundred Forty Seven Thousand Dollars ($38,947,000) (of which Four Hundred Four Thousand Dollars ($404,000) represents the net worth of Sharprint at September 30, 1997) plus (ii) the aggregate net earnings of the Company from October 1, 1997 through the Closing Date (including an accrual for tax return preparation expenses as set forth in Section 11.4 hereof) as determined in accordance with generally accepted accounting principles consistently applied, less (iii) all dividend and other distributions to Shareholders from October 1, 1997 through the Closing Date, whether regular or special, which shall include a dividend in the amount of approximately Two Million Six Hundred Fifty Thousand Dollars ($2,650,000) paid in December 1997 and all other dividends paid or accrued in accordance with
Section 4.5(b) and plus (iv) the impact of option exercises resulting from the exercise of options under the Phantom Stock Plan provided such impact increases the net worth (collectively the "Represented Net Worth"). If such actual net worth on the Closing Date is not at least equal to the Represented Net Worth, the Purchase Price shall be decreased. The adjustment shall be equal to the difference between the Company's actual net worth as of the Closing Date and the Represented Net Worth. The Purchase Price will decrease accordingly, dollar for dollar, and the number of shares of Cintas Common Stock to be issued pursuant to
Section 1.4 hereof will be adjusted accordingly at a conversion rate equal to the Cintas Share Value (later defined).

         The computation of the Company's actual Net Worth as of the Closing Date shall initially be made by the Shareholders and delivered to Cintas within forty-five (45) days of Closing along with all of the Company's work papers and similar documentation used in making such determination. The determination of net worth shall be based upon the physical inventory observed by the Company's accountants for the Company's December 31, 1997 fiscal year-end rolled-forward through the Closing Date in a manner acceptable to Cintas' outside accountants, Ernst & Young LLP. An Ernst & Young LLP representative satisfactory to Cintas shall be entitled to participate as an observer in the taking of the Company's fiscal year-end physical inventory. For purposes of this Agreement, inventory items shall be valued based upon the Company's cost and net of reserves computed consistently with prior and historical practices. If Cintas objects to the computation of Company net worth as of the Closing Date made by the Shareholders, then Cintas shall notify the Shareholders of such objection within ten (10) business days of receipt of such computation. If the parties cannot resolve such objections within thirty (30) days of such notification by Cintas, then Cintas and the Shareholders shall jointly select an accountant or accounting firm to resolve such matters which may, if Cintas in its reasonable determination feels to be necessary, undertake an audit of the Company as of the Closing Date, without giving effect to the consummation of the Transactions. If no accounting firm can be agreed upon, Arthur Andersen LLP shall be used. The decision of such accounting firm shall be binding upon all of the parties hereto. If the accountant or accounting firm selected determines that the Company's actual net worth on the Closing Date was five percent (5%) or more less than that initially determined by the Shareholders, then the Shareholders shall pay the reasonable fees and expenses of such accounting firm. In all other instances the reasonable fees and expenses of such firm shall be paid by Cintas.

         (b) The Purchase Price shall be reduced by an amount equal to the estimated dollar cost of fulfilling the recommendations set forth in the environmental audits conducted in accordance with Section 7.1 subject to the terms and limitations specifically set forth in Section 11.5.

         (c) The number of shares of Cintas Common Stock issued to the Shareholders in the Transactions shall also be adjusted accordingly if the record or payment date for a stock split, stock dividend or similar event becomes effective between the date of this Agreement and the Closing Date.

         (d) Any amounts paid to dissenting Shareholders who exercise their appraisal rights under applicable Illinois or Georgia law shall reduce the Purchase Price and the number of shares of Cintas Common Stock to be issued pursuant to Section 1.4 below.

         (e) The Purchase Price shall be reduced by an amount equal to the aggregate consideration paid pursuant to Section 8.1(n) hereof to the stockholders of the entities listed on Attachment 3.

         1.4 CONVERSION OF SHARES. Simultaneously with the Transactions, as a result of the Mergers, the Canada Reorganization and the Partnership Acquisition, and without any further action on the part of any of Cintas, Cintas Sub, the Company, the Additional S Corporations, the Partnerships, Canada Sub or the Shareholders (except such actions as are contemplated hereby), all outstanding shares of capital stock of the Company, Additional S Corporations and Canada Sub, except with respect to shares for which appraisal rights have been exercised and all Interests, shall be converted into or exchanged for a number of shares of Cintas Common Stock to be determined by dividing the Purchase Price, as adjusted pursuant to Section 1.3, by the average closing price of Cintas Common Stock as reported in the Nasdaq National Market System on the ten (10) trading days immediately preceding the date of this Agreement ("Cintas Share Value"). The Purchase Price shall be allocated among the Acquired Entities as set forth on Attachment No. 1, and the number of shares of Cintas Common Stock to be delivered to each Shareholder of each of the Acquired Entities shall equal the percentage set forth next to such Shareholder's name on Attachment No. 1 multiplied by the aggregate number of shares of Cintas Common Stock allocable to each such Acquired Entity in the Transactions. Attachment No. 1 assumes that options outstanding under the Phantom Stock Plan are exercised in whole by the holders thereof on or before the Closing Date. Fractional shares will be rounded up or down to the nearest whole number in an effort to equitably account for otherwise fractional shares (which may increase or decrease the aggregate number of shares of Cintas Common Stock received). No fractional shares or cash in lieu of fractional shares will be issued.

         Notwithstanding the foregoing, if the closing price of Cintas Common Stock on the date immediately preceding the Closing Date (later defined) is ten percent (10%) or more less than the Cintas Share Value, the Shareholders, acting on authorization of those entitled to at least seventy-five (75%) percent of the shares of Cintas Common Stock to be delivered in the aggregate (the "Majority Holders"), may postpone the Closing (later defined) upon written notice to Cintas delivered prior to Closing. If the closing price of Cintas Common Stock on the date immediately preceding the Closing Date is ten percent (10%) or more greater than the Cintas Share Value, Cintas may postpone the Closing upon written notice to the Company delivered prior to Closing (such maximum and minimum share prices being hereinafter referred to as the "Collar"). Such postponement shall extend for up to thirty (30) days. If at any time during this thirty (30) day period Cintas Common Stock closes within the Collar, the transaction shall be closed within three (3) business days after the first day during such period that the Cintas Common Stock closes within the Collar. The Cintas Share Value will not be adjusted based upon the Collar or this paragraph. If the transaction has been so postponed and Cintas Common Stock does not close within the Collar during this thirty (30) day period, the Closing Date may again be postponed for up to thirty (30) days if Cintas and the Shareholders, acting by authorization of the Majority Holders, consent in writing. The Closing shall occur within three (3) business days after the first day during such period that the Cintas Common Stock closes within the Collar. If the Cintas Common Stock does not close within the Collar on any date within such new postponement period, the parties can, upon agreement of Cintas and the Shareholders, acting by authorization of the Majority Holders, either: (i) close based upon the Cintas Share Value, or (ii) agree to a different number of shares of Cintas Common Stock to be issued in the Transactions. If agreement can not be reached on (i) or (ii) above, either Cintas or the Majority Holders may choose to terminate this Agreement by such party's delivering of written notice to the other parties hereto as set forth herein.

         1.5 TAX-FREE REORGANIZATIONS. The parties intend that the Parent Merger and the S Corporation Merger shall each constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") and agree to take such actions as are necessary to ensure that the Mergers receive such treatment and to refrain from taking any actions that would result in such treatment not being available. The parties intend that the Canada Reorganization shall constitute a tax-free reorganization within the meaning of Section 368(a)(2)(B) of the Code.

         1.6 POOLING. The parties intend that the Transactions will be treated as pooling of interest transactions for accounting purposes by Cintas. Notwithstanding any other provision of this Agreement, the Acquired Entities shall, prior to the Closing (as defined in Section 1.8 hereof), obtain from the Shareholders their written undertaking in a form reasonably satisfactory to the parties (a "Pooling Letter") under which each Shareholder agrees not to sell, transfer or otherwise reduce his or her risk relative to any of the Cintas Common Stock issued pursuant to the Transactions in a manner that would result in the Transactions not qualifying for such accounting treatment until such time as Cintas publishes financial results covering at least 30 days of combined operations of Cintas and the Acquired Entities after the Closing as specified in Accounting Series Releases No. 130 (1972) and No. 135 (1973) of the Securities and Exchange Commission ("SEC"). Cintas agrees to use its best efforts to publish such financial results covering at least 30 days of combined operations within 15 days following the conclusion of Cintas' first fiscal quarter-end subsequent to the Closing Date and if such quarter does not include at least thirty (30) days of combined results, then Cintas will use its best efforts to publish such financial results for the next succeeding quarter within twenty-five (25) days following the conclusion of such quarter unless such quarter is also a fiscal year-end in which event Cintas shall have forty-five (45) days from such fiscal year-end to publish such financial results.. To the extent consummation of any of the adjustment transactions set forth in Section 1.3 above would have a negative adverse affect on the treatment of the Transactions as pooling of interest transactions, Cintas, the Acquired Entities and the Shareholders agree to work together in good faith to find other alternatives to accomplish the parties' objectives.

         1.7 EXCHANGE FOR CONSIDERATION. On the Closing Date, the Shareholders shall surrender all certificates representing capital stock and Interests or units of the Acquired Entities to Cintas, and the Shareholders shall then be entitled to receive the number of shares of Cintas Common Stock provided for in
Section 1.4 hereof subject to the provisions of Section 1.3 and Section 10.4 herein. The shares of Cintas Common Stock will be delivered by the transfer agent for Cintas to the Shareholders at Closing.

         1.8 CLOSING. Subject to the provisions of this Agreement, the closing (the "Closing") of the Transactions shall take place at the offices of Neal, Gerber & Eisenberg, Two North La Salle Street, Chicago, Illinois 60602 on March 5, 1998 at 10:00 a.m., or at such other time, place or date as Cintas, Cintas Sub, the Shareholders and the Company may mutually agree. Provided, however, that if a condition to Closing set forth in Article VIII or elsewhere herein shall not have been fulfilled or waived at such time, any party hereto entitled to the benefits of such condition may postpone the Closing by notice to the other parties until such condition or conditions shall have been met or waived, except that in no event shall the Closing occur after March 31, 1998 without the written agreement of all parties hereto. The date and time of such Closing are herein referred to as the "Closing Date." Concurrently with the Closing, the Articles of Merger shall be filed with the Secretaries of State of the appropriate jurisdictions. Closing shall be conditioned upon effectiveness of the Mergers.

         1.9 ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATIONS. The Articles of Incorporation and By-Laws of the Company, as in effect immediately prior to the Mergers, shall be the Articles of Incorporation and By-Laws of the Company, as the surviving corporation in the Mergers, until thereafter changed or amended as provided therein or by law.

         1.10 BOARD OF DIRECTORS AND OFFICERS. The directors and officers of Cintas Sub immediately prior to the Mergers plus such additional officers and directors as chosen by Cintas, shall be the directors and officers of the Company after the Mergers, and each of such directors and officers shall hold office, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Company, until their successors are duly elected and qualified, or their earlier death, resignation or removal. The Company may add such additional officers and directors on or after the Closing Date as it shall see fit.

         1.11 TREATMENT OF STOCK OPTIONS AND WARRANTS. On or before the Closing Date, each holder of an outstanding option under the Company's Phantom Stock Option Plan (the "Phantom Stock Plan") shall be entitled to exercise his option, in whole or in part, and upon payment of the option exercise price, shall be issued shares of capital stock of the Acquired Companies and general or limited partnership interests, as the case may be, in the Partnerships in accordance with the terms of the Phantom Stock Plan. To the extent any option has not been exercised in whole prior to the effective time of the Mergers and the Partnership Acquisition, each such outstanding option or warrant to purchase shares of capital stock or partnership interests of any Acquired Entity, whether vested or unvested, will be canceled as of the effective time of the Mergers and releases in form and substance satisfactory to Cintas and its counsel will be executed by each such option or warrant holder.

                      2. REPRESENTATIONS AND WARRANTIES OF
                   THE ACQUIRED COMPANIES AND THE SHAREHOLDERS

         Except as otherwise excepted in the disclosure schedules to be delivered by the Acquired Entities and Shareholders to Cintas and Cintas Sub (the "Disclosure Schedule") within ten (10) days of the date hereof, the Acquired Entities and the Shareholders, represent and warrant, which representations and warranties shall be true and accurate in all material respects as of the Closing Date as if such representations and warranties had been made as of the Closing Date, with and to Cintas, and Cintas Sub, their successors and assigns, as follows:

         2.1 ORGANIZATION. Each Acquired Entity (i) is a corporation or partnership, respectively, duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, (ii) has full corporate or partnership power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, (iii) is duly qualified to do business as a foreign corporation or partnership in each jurisdiction where the character of its properties or the nature of its business makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the financial condition of the Acquired Entities considered as a whole, and all such jurisdictions are listed in Section 2.1 of the Disclosure Schedule, and (iv) is in good standing in each jurisdiction in which it is qualified to do business. The minute books and other corporate or partnership records of the Acquired Entities made available to Cintas for review contain complete and accurate summaries of all meetings and other corporate actions held or taken of such entity's Board of Directors, the committees thereof, their shareholders, partners and/or Interest holders. All actions reflected in said books were duly and validly taken in compliance with the laws of the applicable jurisdiction.

         2.2          Capitalization.
                      ---------------

         (a) The authorized capital stock, and the number of issued and outstanding shares of each Acquired Company, as well as the holders of such shares, are set forth on Section 2.2 of the Disclosure Schedule. All issued and outstanding shares of Acquired Company capital stock have been duly and validly issued and are fully paid and non-assessable, free of any claim of pre-emptive rights, and no shares are held in treasury. Other than as set forth on Section 2.2 of the Disclosure Schedule, there are no outstanding rights to purchase or receive, or options, warrants, puts, calls, contracts, commitments or demands of any character relating to the any Acquired Company's authorized or issued capital stock or which could require the issuance of capital stock by any Acquired Company. There are no voting trusts or other agreements or understandings to which any Acquired Company is a party with respect to the voting of the capital stock of such Acquired Company.

         (b) The outstanding Interests of each Partnership, as well as the holders of each such Interests, are set forth on Section 2.2 of the Disclosure Schedule. All issued and outstanding Interests have been duly subscribed for and are, free of any claims. Other than as set forth on Section 2.2 of the Disclosure Schedule, there are no outstanding rights to purchase or receive, or options, warrants, puts, calls, contracts, commitments or demands of any character relating to the Interests of any Partnership which could require the issuance of additional Interests by any Partnership. There are no voting trusts or other agreements or understandings to which any Partnership is a party with respect to the voting of the Interests of such Partnership.

         2.3 AUTHORIZATION. This Agreement and all other documents and agreements provided for in this Agreement, the execution and delivery hereof and thereof by the Acquired Entities, the Transactions and the performance by the Acquired Entities of their obligations and undertakings referenced herein, have been or will be within twenty-one (21) days of the date hereof, duly authorized and approved by the Shareholders and Board of Directors of the Acquired Companies and the partners of the Partnership, and the officers and general partners executing this Agreement on behalf of the Acquired Entities have (or will have within twenty-one (21) days of the date hereof) authority to do so and upon execution of this Agreement by such officers, general partners and the Shareholders, this Agreement shall be the valid and binding obligation of the Acquired Entities and the Shareholders, subject to the terms and conditions hereof.

         2.4 NO VIOLATION; CONSENTS AND APPROVALS. Except as set forth in
Section 2.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement and all other documents and agreements provided for in this Agreement by the Acquired Entities, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of any Acquired Entity under (i) the provisions of the applicable Articles of Incorporation or the By-Laws of any Acquired Entity, (ii) the provisions of any obligation, indenture, agreement, permit or other instrument to which any Acquired Entity is a party or which any Acquired Entity holds, or (iii) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over any Acquired Entity. Except for (i) filing and recordation of appropriate merger documents as may be required by the various jurisdictions, and (ii) requirements of the Hart-Scott- Rodino Antitrust Improvements Act, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person (either governmental or private) is necessary in connection with the execution and delivery by the Acquired Entities or the Shareholders of this Agreement and other documents and agreements provided for in this Agreement or the consummation by them of the transactions contemplated hereby and thereby.

         2.5 SUBSIDIARIES AND OTHER CAPITAL STOCK. Other than those entities listed in Section 2.5 of the Disclosure Schedules, none of the Acquired Entities have any subsidiaries. As used herein, the term "subsidiaries" means any corporation or other entity in which an Acquired Entity is entitled by virtue of its ownership of securities (or equivalent interests) to elect a majority of the directors (or persons performing equivalent functions). Except as disclosed in
Section 2.5 of the Disclosure Schedule, none of the Acquired Entities own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other business. Except as disclosed in Section 2.5 of the Disclosure Schedule, all capital stock or other equity securities of any corporation owned, directly or indirectly, by any Acquired Entity, is owned free and clear of all liens, options, encumbrances, pledges, security interests, claims or charges of any kind, and are validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and there are no outstanding options, rights or agreements of any kind relating to the sale or transfer of any such capital stock or other equity securities.

         2.6          Financial Statements.
                      ---------------------

         (a) Section 2.6 of the Disclosure Schedule sets forth true and correct copies of the unaudited combined balance sheet of the Acquired Entities and Sharprint at September 30, 1997 and the audited combined balance sheets of the Acquired Entities and Sharprint for the years ended December 31, 1996 and 1995 and the audited balance sheet of the Company at December 31, 1994. Also attached to Section 2.6 of the Disclosure Schedule are true and correct copies of the unaudited combined income statement of the Acquired Entities and Sharprint for the nine months ended September 30, 1997 and the audited combined income statements of the Acquired Entities and Sharprint for the years ended December 31, 1996 and 1995 and the audited income statement of the Company for the year ended December 31, 1994. The foregoing financial statements are collectively referred to herein as the "Financial Statements" and the combined balance sheet as at September 30, 1997 is referred to as the "Balance Sheet."

         (b) The Financial Statements have been prepared from the books and records of the Acquired Entities and Sharprint as, at and for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, and present fairly the financial position of the Acquired Entities, and the results of their operations, as, at and for the periods indicated except that Financial Statements as of and for the nine months ended September 30, 1997 are subject to normal and customary year-end adjustments consistent with past practices. The Company will deliver to Cintas upon request, all available supporting documentation and work papers covering the most recent ten fiscal years as reasonably requested by Cintas relating to the Financial Statements to permit Cintas to restate its financial statements if required by rules and regulations of the SEC.

         2.7 ABSENCE OF UNDISCLOSED LIABILITIES. The Acquired Entities do not have any liabilities or obligations (absolute, accrued, contingent or otherwise) which individually, or in the aggregate, would have a material adverse effect on the Acquired Entities, except for (a) liabilities and obligations reflected in the Financial Statements (including the notes thereto), (b) liabilities and obligations disclosed in Section 2.7 of the Disclosure Schedule and (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet.

         2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
Section 2.8 of the Disclosure Schedule, since September 30, 1997, there has not been: (a) any adverse change in the business, properties, assets, financial condition or results of operation which would be material to any of the Acquired Entities or the Acquired Entities considered as a whole; (b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or business of any of the Acquired Entities or the Acquired Entities considered as a whole; (c) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) in respect of Company Common Stock or the capital stock of any other Acquired Entity, or any redemption or other acquisition of such stock by any Acquired Entity; (d) except for a normal scheduled increase made to the compensation of one officer of an Acquired Entity, any increase in the compensation payable or to become payable by any of the Acquired Entities to its officers or key employees, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or key employees; (e) any labor or employee dispute involving any of the Acquired Entities, other than routine matters, none of which is material; (f) except in the ordinary course of business consistent with past practice, any borrowing or lending of money or guarantee of any obligation by any of the Acquired Entities;
(g) any adoption, amendment or termination of any employee benefit plan or arrangement of any of the Acquired Entities; (h) any disposition of any material properties or assets used in the business of any Acquired Entity other than sales of inventory in the ordinary course of its business; (i) any engagement by any Acquired Entity in activities outside the ordinary course of its business;
(j) the incurring of any liability of any Acquired Entity (whether absolute or contingent) except liabilities which were incurred in the ordinary course of business; (k) any changes in any Acquired Entity's delivery system, change in policy regarding new goods inventory put in service or other changes in inventory policy; (l) any change in the general pricing policy of any Acquired Entity for their services or any general price increase charged for the any of the Acquired Entity's goods and services; or (m) any agreement (whether oral or written) to do any of the foregoing.

         2.9 TITLE TO AND CONDITION OF NON-REAL ESTATE ASSETS. Each Acquired Entity has good and marketable title to, or valid leasehold interests in, all non-real estate assets reflected on the Balance Sheet and good and marketable title to all non-real estate assets owned as of the date of the Balance Sheet, except for such assets as have been disposed of in the ordinary conduct of an Acquired Entity's business since the date of the Balance Sheet, and to all such assets acquired since such date or otherwise used in the operation of its business, free and clear of all liens, claims, mortgages, charges, easements or other encumbrances of any kind whatsoever except: (i) to the extent reflected or reserved against on the Balance Sheet, or
(ii) for liens for property taxes not yet due. All the fixed assets reflected on the Balance Sheet, and those assets acquired since the date thereof, and not disposed of as permitted hereunder, constitute all the fixed assets used by each Acquired Entity and necessary to conduct its business as it is being conducted on the date hereof and all leases of such fixed assets will, at the Closing, be in full force and effect. All such fixed assets, including all mechanical and component parts thereof, are in working condition, in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects.

         2.10 REAL PROPERTY. Section 2.10 of the Disclosure Schedule sets forth a description all real property of the Acquired Entities owned, leased or subject to a purchase contract or lease commitment, detailing which properties are owned and which are leased, with a brief description of all buildings and structures thereon (sometimes collectively the "Real Property"). A copy of any such purchase contract or lease (with amendments) has been delivered to Cintas. With respect to the Real Property that is owned and identified on the Disclosure Schedule, except as set forth on Section 2.10 of the Disclosure Schedule, the Acquired Entities have good and marketable title to the Real Property, free and clear of all liens, encumbrances, adverse claims and other matters affecting the applicable Acquired Entity's title to or possession of such Real Property, including, but not limited to, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections, except (i) liens reflected on and adequately reserved against on the Balance Sheet, (ii) liens for real estate taxes not yet due and payable and (iii) such easements, restrictions and covenants presently of record which do not, in Cintas' reasonable judgment (which judgment will be exercised prior to Closing to the extent such easements, restrictions and covenants have been disclosed in Section 2.10 of the Disclosure Schedule), interfere in any material respect with the use of any of the Real Property in a manner consistent with the Acquired Entities' present use, which easements, restrictions and covenants are listed on the Disclosure Schedule in a manner so that the Real Property to which they relate is readily identifiable (collectively the "Permitted Encumbrances"). All real estate and the buildings located thereon are in material compliance with applicable zoning laws and regulations. All buildings and structures owned or leased by any Acquired Entity, and the mechanical components (including HVAC systems), roofs, fixtures and equipment located therein or thereon, are in a state of reasonable maintenance and repair, ordinary wear and tear excepted, free of known defects, subject only to normal maintenance and repair.

         2.11 TRADEMARKS AND SIMILAR RIGHTS. Section 2.11 of the Disclosure Schedule sets forth all letters of patent, patent applications, inventions upon which patent applications have not yet been filed, copyrights, trademarks, service marks, trade, assumed and divisional names, licenses and rights in any thereof owned in whole or in part or used by each Acquired Entity in the conduct of its business. Except as indicated in Section 2.11 of the Disclosure Schedule, to the knowledge of the Acquired Entities and the Shareholders, neither the validity of, nor any Acquired Entity's rights under, any of the items listed therein, is being questioned or contested by others.

         2.12 INSURANCE. Section 2.12 of the Disclosure Schedule sets forth all insurance contracts in force with respect to all Acquired Entities and its property, copies of which will be made available to Cintas; all such insurance contracts are in full force and effect and will continue to be renewed, maintained and/or replaced so as to be in full force and effect at the Closing.

         2.13 CONTRACTS AND AGREEMENTS. Section 2.13 of the Disclosure Schedule sets forth a description of (a) all contracts and agreements (whether written or oral) and all amendments thereto or modifications thereof to which any Acquired Entity is a party or by which it is bound which involve future payments by or to the Acquired Entities in the aggregate of $50,000 or more other than (i) contracts with customers which are covered by Section 2.26 of the Disclosure Schedule or (ii) contracts which are terminable by the Acquired Entity upon thirty (30) days or less notice without cost or expense to the Acquired Entity or Entities and (b) all notes, mortgages, pledges, deeds of trust, security, loan or credit agreements and similar instruments or arrangements to which the Acquired Entity or Companies is a party or by which it is bound and all amendments or modifications thereof (collectively (a) and (b) referred to as the "Contracts"). Except as set forth in Section 2.13 of the Disclosure Schedule:

                      (i) Each Contract is a valid and binding agreement of the contracting Acquired Entity and, to the best of the Shareholders' and the Acquired Entity's knowledge, is a valid and binding agreement of the other parties thereto;

                      (ii) The contracting Acquired Entity has fulfilled all obligations required pursuant to each Contract to have been performed by such Acquired Entity on its part prior to the date hereof, and the Acquired Entity has no reason to believe that it will not be able to fulfill, when due, all of the Acquired Entity's obligations under the Contracts which remain to be performed after the date hereof and prior to the Closing;

                      (iii) There has not occurred any default under any Contract on the part of any Acquired Entity; the Acquired Entities do not have any knowledge that any default under any Contract on the part of the other parties thereto has occurred; and the Acquired Entities do not have any knowledge that any event has occurred which with the giving of notice or the lapse of time, or both, would constitute any default under any of the Contracts.

         2.14 BANK ACCOUNTS. Section 2.14 of the Disclosure Schedule sets forth the name and address of each bank in which all of the Acquired Entities have an account or safety deposit box, the designation of such account and the names of all persons authorized to draw thereon or enter therein, as may be the case.

         2.15 LITIGATION. Section 2.15 of the Disclosure Schedule sets forth any and all actions, suits, claims, proceedings, investigations or inspections pending or, to the knowledge of the Acquired Entities and the Shareholders, threatened against or affecting any of the Acquired Entities or any of their properties or rights in any court or before any governmental authority.

         2.16 EMPLOYEE BENEFIT PLANS. Section 2.16 of the Disclosure Schedule sets forth a description of all bonus, stock option, phantom stock option, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, trust agreements or arrangements of the Acquired Entities, and copies of all documents relating to each of said benefit plans have been separately delivered to Cintas. Such plans and arrangements which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are referred to hereafter as the "Benefit Plans". The Acquired Entities have made available to Cintas for inspection all annual reports filed on Internal Revenue Service ("IRS") Form 5500 with respect to any Benefit Plans and other reports filed with the Pension Benefit Guaranty Corporation since January 1, 1990 to the extent applicable. All reports which have been prepared by an enrolled actuary with respect to any Benefit Plans. With respect to the Benefit Plans:

         (a) The Internal Revenue Service has issued, and the Acquired Entities have made available to Cintas for inspection, favorable determination letters with respect to the qualification of all Benefit Plans and all amendments thereto, as currently in effect and as required to be amended to comply with the Internal Revenue Code of 1986, as amended (the "Code") to be qualified retirement plans;

         (b) None of the Benefit Plans or any assets thereof has engaged in, or been a party to any "prohibited transaction" as defined in ERISA or the Code;

         (c) No Benefit Plan has been terminated resulting in liability to any of the Acquired Entities except for liabilities as to which adequate reserves are reflected in the Balance Sheet, and there exists no condition presenting a material risk of such liability;

         (d) Except as disclosed on Section 2.16 of the Disclosure Schedule, all Benefit Plans have been operated in compliance with ERISA, the Code and other applicable law, and all reports have been filed with respect to the Benefit Plans in accordance with ERISA and the Code.

         (e) None of the Benefit Plans is a "multi employer" pension plan which is subject to the Multi Employer Pension Plan Amendment Act of 1980.

         (f) Each Benefit Plan is in compliance with the funding requirements of
Section 302 of ERISA.

         2.17 EMPLOYEE COMPENSATION. Section 2.17 of the Disclosure Schedule sets forth, by facility location, the names, positions, dates of hire and current compensation, including bonuses and customary commissions, of all present officers and employees of the Acquired Entities whose annual compensation was $50,000 or more in calendar year 1997 or if not employed throughout 1997, is expected to exceed $50,000 in calendar year 1998.

         2.18 COLLECTIVE BARGAINING, EMPLOYMENT AND NON-COMPETITION AGREEMENTS. None of the Acquired Entities is a party to any collective bargaining or similar labor agreement. Section 2.18 of the Disclosure Schedule sets forth (i) all consulting agreements to which any of the Acquired Entities is a party and (ii) all employment, non-competition and compensation agreements (whether written or oral) with officers or other employees of any Acquired Entity. Except as set forth in Section 2.18 of the Disclosure Schedule, all employees of the Acquired Entities who customarily have direct contact with such company's customers (including all officers, general managers, sales persons, service sales representatives, sales managers and route salespersons), have executed written non-competition agreements or employment agreements containing non-competition covenants in one of the forms attached hereto to Section 2.18. Except as set forth in such Section 2.18 of the Disclosure Schedule, there exist no labor grievances or other material problems involving labor relations of any Acquired Entity which have not been fully satisfied or discharged. None of the Acquired Entities nor any of the Shareholders knows of any organizational effort to have any labor organization certified by any of the Acquired Entities. None of the Acquired Entities is a member of any multi-employer association nor a participant in any multi employer bargaining group in any dealings with any labor organization.

         2.19 PURCHASE ORDERS. All written or oral purchase orders or purchase commitments with an aggregate remaining commitment of $100,000 or more are listed in Section 2.19 of the Disclosure Schedule.

         2.20 ACCOUNTS RECEIVABLE. A complete list of all accounts, notes and other receivables of each of the Acquired Entities as of December 31, 1997 and the aging thereof will be separately delivered to Cintas. All such accounts receivable and those arising from December 31, 1997 through the Closing arose or will arise in the ordinary course of business and no entitlements to or claims of offset or reduction have been or will be made or exist and, subject to any allowance for doubtful accounts set forth on the Balance Sheet, such accounts in the aggregate are fully collectible without offset or compromise within 180 days of Closing.

         2.21 LICENSES AND PERMITS. Section 2.21 of the Disclosure Schedule sets forth a list of and the Acquired Entities are in possession of, all material licenses, permits and authorizations required for the conduct of the Company's business (the "Permits") and the Permits are valid and in full force and effect. Except as set forth in Section 2.21 of the Disclosure Schedule, as of the Merger Closing Time the Company is in compliance in all material respects with all conditions or requirements imposed by or in connection with the Permits and with respect to the conduct of its business, and none of the Acquired Entities have received notice and none of the Acquired Entities have knowledge or reason to believe that any authority intends to cancel, terminate or modify any of the Permits or adopt or modify rules and regulations which would adversely affect the Permits.

         2.22 EMPLOYEE MATTERS. Except as set forth in Section 2.22 of the Disclosure Schedule:

         (a) Each Acquired Entity is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices.

         (b) All obligations of the Acquired Entities, whether arising by operation of law, by contract or by past custom, for payments by the Acquired Entities directly to its employees or to trusts or other funds or to any governmental agency, for employment compensation benefits, workers compensation benefits, accident, sickness and disability benefits, pension, profit sharing and any other retirement benefits, social security benefits, vacation and holiday pay, bonuses and other forms of compensation, or any other benefits, have been paid or adequate accruals therefor have been made on the Balance Sheet or, with respect to accruals required from September 30, 1997 through the Closing, have been made in accordance with normal accounting procedures of the Acquired Entities and in compliance with generally accepted accounting principles, consistently applied.

         2.23 TAXES AND TAX RETURNS. Each of the Acquired Entities has timely filed all federal, state and local (United States and all foreign jurisdictions) tax returns required to be filed by it (unless a valid extension therefore has been granted), and all such returns are true, complete and correct in all material respects. The Acquired Entities have timely paid or made adequate provision (in the Balance Sheet) for the payment of all taxes, assessments and other governmental charges which have been incurred by the Acquired Entities as set forth in the aforementioned tax returns or are otherwise due and payable with respect to periods covered thereby. All necessary sales tax exemption certificates have been obtained by the Acquired Entities and all such certificates have been properly completed and maintained. Except as set forth in
Section 2.23(a) of the Disclosure Schedule, no tax return filed by any of the Acquired Entities is under audit or examination by any taxing authority and there are no applications or agreements for the extension of the time for the filing of any tax return or for the assessment of any amounts of tax nor any consent to an extension of the period of limitations applicable to such assessment or to the collection of any tax. Except as set forth in Section 2.23(b) of the Disclosure Schedule, no issue or issues have been brought to the attention of the Acquired Entities or the Shareholders by any tax authority in connection with any prior or pending inquiry into, or audit of, any tax filings of any of the Acquired Entities which has not been resolved. The Acquired Entities will make available to Cintas true and complete copies of all federal, state and local (United States and foreign) income tax returns for each of the past three (3) years listed on Section 2.23(c) of the Disclosure Schedule which it has filed, together with copies of all schedules, work papers, elections, tax depreciation schedules and other documents which were used in the preparation of each such tax return. There are no liens for taxes upon the assets of any of the Acquired Entities except for liens for taxes not yet due. As used herein, "taxes" mean (a) all net income, gross income, gross receipts, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, severance, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon any Acquired Entity with respect to all periods or portions thereof ending on or before the date hereof and/or (b) any liability of any Acquired Entity for the payment of any amounts of the type described in the immediately preceding clause
(a) as a result of being a member of an affiliated or combined group.

         2.24 TRANSACTIONS WITH AFFILIATES. Except as set forth in Section 2.24 of the Disclosure Schedule or provided for in this Agreement and except for compensation or other customary employee benefits provided in the ordinary course of business, since September 30, 1997, no Acquired Entity has entered into or been a party to any transaction which provided for payment to or from, or the transfer of, any of such Acquired Entity's property to or from any Shareholder, any director, officer or other employee of such Acquired Entity, to any member of the family of any such person or to any corporation, partnership, trust or other entity in which any such person has an ownership interest (except for ownership interests of less than five percent (5%) of the voting securities of any such entity), or is an officer, director, partner or trustee of such entity.

         2.25 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Section
2.25 of the Disclosure Schedule, each Acquired Entity is conducting and has conducted its business so as to comply in all material respects with all applicable laws, ordinances, regulations, decrees and orders, of any governmental entity, including without limitation those specifically referred in Sections 2.21 and 2.22 hereof and all city, county, state and Federal statutes, regulations, laws and ordinances applicable to air or water pollution, environmental protection, soil contamination, hazardous substances (as defined in any of the following statutes which shall be deemed to include, without limitation, asbestos and PCBs), hazardous waste generation, transportation, storage and disposal or other environmental matters including the Resource, Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Federal Hazardous Substances Act, the Solid Waste Disposal Act and other similar and related Federal and state laws and regulations regulating the protection of the environment, all as amended through the date hereof, compliance with the National Labor Relations Act as amended, the Welfare and Pension Plans Disclosure Act, the Fair Labor Standards Act and Equal Pay Act, Title 7 of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Occupational Safety and Health Act of 1970, the Americans With Disabilities Act of 1990, and the Employees Retirement Income Security Act of 1974, and any other law, ordinance, regulation, decree or order, the failure to comply with which would have a material adverse effect on the financial condition, business, properties or results of operations of the Acquired Entities taken as a whole. None of the Real Property or other assets owned or leased by an Acquired Entity have been used by such Acquired Entity for hazardous waste storage or disposal or have been contaminated by hazardous waste (as defined in the Resource Conservation and Recovery Act, or applicable state law) or hazardous substances (as defined in Sec. 101(14), 42 U.S.C. Sec. 9601(14), of CERCLA) and none of the Acquired Entities' operations or assets have contaminated the lands or waters of others with hazardous waste or hazardous substances. All underground or above-ground storage tanks contained on or under real estate used by any of the Acquired Entities are described in Section 2.25 of the Disclosure Schedule. All such tanks are registered, were installed pursuant to existing laws and regulations at the time of such installation, and are at this date in compliance in all material respects with all applicable rules and regulations.

         2.26 CUSTOMER CONTRACTS. Section 2.26 of the Disclosure Schedule lists
(i) customers of the Acquired Entities whose inventory requirements are unique to that customer indicating (A) which customers have contracts requiring that customer to purchase all or a portion of such inventory upon termination of its relationship with the Acquired Entities, (B) which customers do not have such contracts and (C) the value of all such inventory as of December 31, 1997; (ii) all customers of any of the Acquired Entities that purchased more than $1,000,000 of merchandise from the Acquired Entities in the aggregate in 1996 or are reasonably expected to have purchased more than $1,000,000 of merchandise in 1997; and (iii) a list of all other written contracts (exclusive of purchase orders received from customers in the ordinary course of business) with customers. Copies of all such contracts described in Section 2.27 of the Disclosure Schedule will be made available to Cintas.

         2.27 EMPLOYEE OR SUPPLIER PROBLEMS. To the knowledge of the Shareholders, there is no conflict or problem with any officer, manager or other key employee of any Acquired Entity that is reasonably likely to result in the termination or resignation of employment of any such person. Except as set forth in Section 2.27 of the Disclosure Schedule, the Acquired Entities and Shareholders have not received written notice from any supplier that would likely result in the termination of a source of supply of a material product where a second source of supply at a comparable cost to such Acquired Entity is not readily available, nor do the Acquired Entities or Shareholders know of any long term commitment with any supplier.

         2.28 SEC DISCLOSURE. None of the information to be supplied by any Acquired Entity in writing specifically for use in the Registration Statement (later defined), including the SEC Materials (later defined), will contain any untrue statement of a material fact or omit to state any material fact which is necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the registration statement referred to in Section 6.6 hereof in such form as it is finally declared effective. The "SEC Materials" consists of the information furnished in writing by the Acquired Entities specifically for inclusion in the Registration Statement.

         2.29 GENERAL DISCLOSURE MATTERS. No representation or warranty by any of the Acquired Entities or Shareholders contained in this Agreement, the Disclosure Schedule to be delivered to Cintas or in any written statement or certification furnished or to be furnished to Cintas pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                      3. REPRESENTATIONS AND WARRANTIES OF
                              CINTAS AND CINTAS SUB

         Cintas and Cintas Sub represent and warrant, which representations and warranties shall be true and accurate in all material respects as of the Closing Date as if such representations and warranties had been made at the Closing Date, with and to the Company and to the Shareholders, their heirs, successors and assigns, as follows:

         3.1 ORGANIZATION. Cintas is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and duly authorized under its Certificate of

Incorporation and under applicable laws to engage in the business conducted by it. Cintas Sub is a corporation duly organized, validly existing and in good standing under the laws of Illinois and is duly authorized under its Articles of Incorporation and under applicable law to engage in the business conducted by it.

         3.2 CAPITALIZATION. The authorized capital stock of Cintas consists of
(i) 120,000,000 shares of Company Common Stock, 97,795,862 of which were issued and outstanding on December 3, 1997 and (ii) 100,000 shares of Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of Cintas Common Stock have been duly and validly issued and are fully paid and non-assessable and free of any claim of pre-emptive rights. Except as disclosed in the Cintas SEC Filings (later defined) or as otherwise disclosed to the Shareholders, there are no outstanding rights to purchase or receive, or options, warrants, puts, calls, contracts, commitments or demands of any character relating to Cintas' authorized or issued capital stock or which could require the issuance of capital stock by Cintas.

         3.3 AUTHORIZATION. The respective Boards of Directors of Cintas and Cintas Sub each have approved, or will approve within twenty-one (21) days of the date hereof, the execution and delivery of this Agreement, the Articles of Merger and all other documents and agreements provided for in this Agreement and the performance by each of its respective obligations and undertakings hereunder and thereunder. The officers executing this Agreement on behalf of Cintas and Cintas Sub have or within twenty-one (21) days of the date hereof will have authority to do so, and this Agreement is the valid and binding obligation of Cintas and Cintas Sub enforceable against each of them in accordance with the terms hereof. Cintas, as the sole shareholder of Cintas Sub, has approved, or will approve within twenty-one (21) days of the date hereof, the Parent Merger and the execution and delivery of the Articles of Merger and the consummation of the other transactions contemplated thereby. The foregoing actions are sufficient to approve this Agreement, the Transactions and all other transactions contemplated hereby in accordance with applicable corporate statutes. Shareholder approval by the shareholders of Cintas is not required under applicable law.

         3.4 NO VIOLATION; CONSENTS AND APPROVALS. Neither the execution nor delivery of this Agreement and the Plan of Merger by Cintas or Cintas Sub nor the consummation of the transactions contemplated hereby and thereby will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of Cintas or any of its subsidiaries under (i) the provisions of their respective charters or by-laws,
(ii) the provisions of any obligation, indenture, agreement, permit or other instrument to which Cintas or any of its subsidiaries is a party or which Cintas or any of its subsidiaries holds, or (iii) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over Cintas or any of its subsidiaries, except in the case of clause (ii) above where such violations individually or in the aggregate with all such other violations would not have a material adverse effect on the financial condition, business, properties, results of operations or prospects of Cintas and its subsidiaries considered as a whole. Except for
(i) filing and recordation of the Plan of Merger and such other appropriate merger documents as may be required by the applicable law and (ii) any filings required in connection with the issuance of the shares of Cintas Common Stock, and (iii) requirements of the Hart-Scott-Rodino Antitrust Improvements Act, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person (either governmental or private) is necessary in connection with the execution and delivery by Cintas and of this Agreement and the Plan of Merger or the consummation by them of the transactions contemplated hereby and thereby.

         3.5          SEC Filings and Financial Statements.
                      -------------------------------------

         (a) Cintas has furnished or, upon filing with the SEC, will furnish to the Shareholders, true and complete copies of (i) its Annual Reports on Form 10-K for the fiscal years ended May 31, 1997, 1996 and 1995 and its quarterly reports on Form 10-Q for the quarters ended August 31, 1997 and November 30, 1997 as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Act"); (ii) its Proxy Statement relating to the Annual Meeting of stockholders of Cintas held on October 22, 1997 and the related annual reports to stockholders (collectively, the "Cintas SEC Filings"). The Cintas SEC Filings did not, or will not, as of their respective dates of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) Cintas' Annual Reports on Form 10-K for the fiscal years ended May 31, 1997, 1996 and 1995, contain true and complete copies of Cintas' audited consolidated balance sheets as at May 31, 1997, 1996 and 1995, audited consolidated statements of income, statements of common stockholders' equity and statements of cash flows for each of the years in the three years ended May 31, 1997, 1996 and 1995, respectively, and notes to the consolidated financial statements (collectively, with the audited consolidated balance sheet and audited consolidated statements of income, statement of common stockholders' equity and statements of cash flows for each of the years in the three years ended May 31, 1997, 1996 and 1995, respectively, which have been separately delivered to the Shareholders, the "Audited Cintas Financial Statements"). Cintas' Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1997 contains true and complete copies of Cintas' unaudited balance sheet as at November 30, 1997, unaudited consolidated statements of income, statements of common stockholders' equity and statements of cash flows for the three and six months ended November 30, 1997 and 1996, respectively, and notes to the unaudited consolidated financial statements (collectively, the "Unaudited Cintas Financial Statements" and with the Audited Cintas Financial Statements, the "Cintas Financial Statements"). The Audited Cintas Financial Statements have been prepared from the books and records of Cintas and present fairly the consolidated financial position of Cintas and its subsidiaries as at May 31, 1997, 1996 and 1995 and their consolidated results of operations, changes in stockholders' equity and cash flows for each of the years in the three years ended May 31, 1997, 1996 and 1995, all in conformity with United States generally accepted accounting principles applied on a consistent basis for such periods. The Unaudited Cintas Financial Statements were prepared from the books and records of Cintas, present fairly the consolidated financial position of Cintas and its subsidiaries at November 30, 1997 and their consolidated results of operations, changes in stockholders' equity and cash flows for the three months and six months then ended in conformity with United States generally accepted accounting principles.

         3.6 TRANSACTION STOCK. The Cintas Common Stock to be issued to the Shareholders in the Transactions in exchange for the capital stock and Interests of the Acquired Entities will, when issued and delivered, be duly authorized, validly issued, fully paid and non-assessable shares of Cintas Common Stock, free and clear of all claims, liens and other encumbrances and not subject to any preemptive rights.

         3.7 LITIGATION. There are no actions, suits, claims, proceedings, investigations or inspections, pending or threatened, against or affecting Cintas or its subsidiaries which could have a material adverse effect on Cintas and its subsidiaries considered as a whole and to Cintas' best knowledge formed after reasonable inquiry there are no matters of litigation or governmental proceedings expected to be brought against it or its subsidiaries which could have a material adverse effect on Cintas and its subsidiaries considered as a whole.

         3.8 SEC DISCLOSURE. The Registration Statement will not contain any untrue statement of a material fact nor will it omit to state a material fact necessary to make the statements contained therein not misleading, except that no representation is made with respect to information to be contained therein regarding the Acquired Entities and supplied by the Acquired Entities or the Shareholders in writing specifically for inclusion therein.

         3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Cintas and its subsidiaries do not have any liabilities or obligations (absolute, accrued, contingent or otherwise) which individually or in the aggregate, would have a material adverse effect on Cintas, except for (a) liabilities and obligations reflected in the Cintas Financial Statements (including the notes thereto), (b) liabilities and obligations disclosed in the Cintas SEC Filings and (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent Cintas Financial Statements.

         3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since November 30, 1997, there has not been any adverse change in the business, properties, assets, financial condition or results of operations of Cintas which would be material to Cintas and its subsidiaries considered as a whole.

         3.11 GENERAL DISCLOSURE MATTERS. No representation or warranty by Cintas or Cintas Sub contained in this Agreement or in any written statement or certification furnished or to be furnished to the Acquired Entities or Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.  COVENANTS OF THE SHAREHOLDERS AND THE ACQUIRED ENTITIES

         4.1 ANNOUNCEMENTS AND COMMUNICATIONS. The Acquired Entities and Shareholders shall not, without the prior approval of Cintas, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement. The Acquired Entities and Shareholders shall promptly advise Cintas of all communications which they receive pertaining to the transactions contemplated by this Agreement, including, without limitation, communications from governmental agencies and authorities.

         4.2 FEES FOR PROFESSIONAL SERVICES. The Shareholders shall pay all fees for professional services rendered to the Acquired Entities and the Shareholders in connection with the transactions contemplated by this Agreement, including all attorney, accountant and investment banking fees.

         4.3 MEETINGS. The Acquired Entities and Shareholders will (i) cause a meeting of each Acquired Company's shareholders and each Partnership's Interest holders, if applicable, to be duly called and held for the purpose of voting upon the transactions contemplated by this Agreement (or cause an action in writing to be taken as permitted by applicable law or by agreement) and do all other acts required to be done pursuant to applicable law in the manner required to authorize the execution and carrying out of this Agreement including the making of full disclosure of the terms and conditions hereof to all Shareholders and (ii) use their reasonable efforts to obtain such shareholder and other required approvals. The Acquired Entities will keep Cintas and Cintas Sub closely advised of all developments relative to the consummation of the transactions contemplated by this Agreement.

         4.4 CORPORATE TRANSACTIONS. Until the earlier of the Closing Date or the termination of this Agreement in accordance with the terms hereof, the
Shareholders: (i) shall not seek to merge any of the Acquired Entities into any entity other than Cintas or an affiliate of Cintas, (ii) shall not negotiate or entertain any offer with respect to the sale of all or part of the capital stock of any of the Acquired Entities or substantially all of the assets of any of the Acquired Entities and (iii) shall not, and shall not authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative to, solicit or encourage the making of any proposals reasonably expected to lead to the acquisition of all or part of the capital stock of any of the Acquired Entities or substantially all of the assets of any of the Acquired Entities. The Acquired Entities and Shareholders shall promptly notify Cintas and Cintas Sub in writing of the receipt of any such proposal.

         4.5 CONDUCT OF BUSINESS PENDING THE MERGER. The Shareholders and Acquired Entities covenant and agree that, prior to the effective time of the Transactions, unless Cintas shall otherwise agree in writing, which consent shall not be unreasonably withheld, or as otherwise expressly permitted or contemplated by this Agreement:

         (a) the business of the Acquired Entities shall be conducted in all material respects only in the ordinary course and consistent with past practice and none of the Acquired Entities shall (i) make any material change in its operations, or (ii) purchase or sell any significant properties or assets outside of the ordinary course of business;

         (b) none of the Acquired Entities shall (i) split, combine or reclassify any shares of its capital stock or units of partnership or (ii) except for dividends in amounts sufficient to enable the Shareholders to pay income taxes in respect of earnings of the Acquired Entities through the Closing Date (which dividend amounts shall be computed in a manner consistent with past practices) declare, set aside or pay any dividend or other distribution or make any payment in cash, stock or property in respect of any shares of its capital stock or units of partnership;

         (c) none of the Acquired Entities shall (i) amend its respective Articles or Certificate of Incorporation, By-laws or other organizational documents, (ii) except in connection with the exercise of outstanding options under the Phantom Stock Plan, issue or sell any shares or units of, or rights of any kind to acquire any shares or units of or to receive any payment based on the value of, its capital stock, its partnership interests or any securities convertible into such securities, (iii) incur any indebtedness except in the ordinary course of business, (iv) acquire, directly or indirectly, by redemption or otherwise, any shares of its capital stock or partnership interests, (v) cancel or decrease any existing insurance coverage, or (vi) modify any existing contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (d) the Acquired Entities shall use their reasonably best efforts to preserve intact their business organization, to keep available the services of their current officers and key employees, and to preserve the goodwill of those having business relationships with them;

         (e) none of the Acquired Entities shall (i) except for capital stock and partnership interests issuable upon the exercise of outstanding options under the Phantom Stock Plan, increase in any manner the compensation of any of its officers or key employees or increase the compensation of other employees except in the ordinary course of business, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any director, officer or key employee, whether past or present, (iii) except as required by the terms of any existing plan, agreement or arrangement, adopt or commit itself to or enter into any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any director, officer or employee, whether past or present, (iv) amend any such plan, agreement or arrangement or (v) pay any bonus to any officer of the Company;

         (f) the Acquired Entities shall not make any capital expenditures or commitments for capital expenditures which individually exceed $100,000 or which in the aggregate exceed $400,000;

         (g) make any additional commitments or contracts with customers unless such commitments or contracts are with the same quality of customer on substantially the same terms as are in existence with any of the Acquired Entities' current customers;

         (h) other than in the ordinary course of business and consistent with past practice, none of the Acquired Entities shall waive any rights of substantial value or make any payment, direct or indirect, of any material liability of such Acquired Entity before the same comes due in accordance with its terms;

         (i) other than in the ordinary course of business, none of the Acquired Entities shall borrow any money or lease, mortgage, encumber or otherwise grant any interest in any of its assets or properties, except for liens for current taxes not yet due and liens or encumbrances that are not substantial in amount and do not materially detract from the value or impair the use of the property subject thereto;

         (j) the Acquired Entities shall, at all times up to and including the effective time of the Merger, maintain its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies;

         (k) cause all deferred compensation liabilities of any Shareholder to be discharged in accordance with the terms of the underlying obligations prior to the Closing Date;

         (l) duly and timely file all federal, state, local and foreign tax returns and pay all taxes required to be paid to any such taxing authority unless otherwise accrued for on the Balance Sheet and all sales taxes will continue to be collected and remitted as required by applicable law; and

         (m) none of the Acquired Entities shall agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (l).

         4.6 CAUSE CONDITIONS TO BE SATISFIED. The Shareholders and Acquired Entities shall use their reasonable best efforts to cause all of the conditions set forth in Sections 8.1 and 8.3 hereof to be satisfied at the earliest practical time. Without limiting the generality of the foregoing, on or as soon as practicable after the date on which Cintas delivers the notice contemplated by Section 7.1, the Shareholders and the Acquired Entities shall cause all requisite filings to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         4.7 NOTICE OF CERTAIN ACTIONS. The Company shall promptly notify Cintas, of any actions, suits, claims, investigations, or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting any of the Acquired Entities which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to this Agreement or which relate to the consummation of the Merger.

         4.8 DELIVERY OF DISCLOSURE SCHEDULES. The Disclosure Schedules shall be delivered to Cintas and its counsel within ten (10) days of the date hereof.

                      5. COVENANTS OF CINTAS AND CINTAS SUB

         5.1 ANNOUNCEMENTS AND COMMUNICATIONS. Cintas shall not, without the prior approval of the Shareholders, which approval shall not be unreasonably withheld or delayed, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement prior to Closing unless such announcement or furnishing of information is necessitated by SEC rules and regulations, Federal securities laws or other applicable laws, as reasonably determined by counsel for Cintas. Cintas shall promptly advise the Shareholders of all communications which it receives pertaining to the transactions contemplated by this Agreement, including, without limitation, communications from governmental agencies and authorities. Cintas shall, as soon as practical after Cintas delivers the notice contemplated by Section 7.1, issue a press release announcing the execution of this Agreement.

         5.2 CORPORATE TRANSACTIONS. Until the Closing Date, Cintas shall not, and shall not authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative to, solicit or encourage the making of any proposals reasonably expected to lead to the acquisition of all or substantially all of the capital stock of Cintas or substantially all of Cintas' assets. Cintas shall promptly notify the Shareholders in writing of any such proposal.

         5.3 ORDINARY COURSE OF BUSINESS. Until the Closing Date, Cintas shall operate its business in the ordinary course consistent with past practices and shall maintain its Nasdaq listing.

         5.4 CAUSE CONDITIONS TO BE SATISFIED. Cintas shall use its best efforts to cause all of the conditions set forth in Sections 8.2 and 8.3 hereof to be satisfied at the earliest practical time. Without limiting the generality of the foregoing, on or as soon as practicable after the date on which Cintas delivers the notice contemplated by Section 7.1, Cintas shall cause all requisite filings to be made under the HSR Act.

         5.5 ADHERENCE TO CONFIDENTIALITY AGREEMENT. Cintas shall maintain the confidentiality of all information provided by the Acquired Entities pursuant to the terms of that certain Confidentiality Agreement dated November 16, 1995, as amended (the "Confidentiality Agreement").

         5.6 NOTICE OF CERTAIN ACTIONS. Cintas shall promptly notify the Company, of any actions, suits, claims, investigations, or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting Cintas which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to this Agreement or which relate to the consummation of the Merger.


                  6. CINTAS COMMON STOCK - REGISTRATION RIGHTS

         6.1 CINTAS COMMON STOCK TO BE ISSUED. The Cintas Common Stock to be issued in the Transactions will not be registered under the Securities Act of 1933 (the "Act") at the time of issuance and will be issued pursuant to an exemption from registration. All shares of Cintas Common Stock to be issued in the Transactions will hereafter for purposes of this Article VI be referred to as the "Restricted Securities". As a result, such shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Cintas assumes no obligation to register the shares of Common Stock except as provided below. In certain circumstances after the expiration of the registration rights provided for herein, sales of the Common Stock may be made in reliance upon SEC Rules 144 and 145 pursuant to the terms and conditions of those rules. Cintas will supply the holders of such Common Stock with such information as is necessary to enable them to make sales of the Common Stock under SEC Rules 144 and 145. Until all Restricted Securities have been sold by the Shareholders, Cintas will adhere to the current public information requirement of SEC Rule 144(c).

         6.2 RESTRICTIVE LEGEND. The certificates for shares issued pursuant to the Transactions will each bear a legend substantially as follows:

                      The securities represented by this Certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of (a) an effective registration statement for the securities under the Securities Act of 1933 and applicable state laws or (b) an opinion of counsel to Cintas that such registration is not required.

         6.3 INFORMATION. The Company and Shareholders acknowledge receipt of the Cintas SEC Filings. The Shareholders also acknowledge that they have been given the opportunity to ask questions and receive answers concerning the issuance of Restricted Securities and to obtain any additional information which Cintas possesses or can acquire without unreasonable effort or expense.

         6.4 TRANSACTIONS IN CINTAS COMMON STOCK. Each of (i) Cintas, its executive officers, directors and affiliates and (ii) the Company, the Shareholders and their affiliates hereby represent and warrant that they have not, directly or indirectly, purchased, sold, or made any arrangement to purchase or sell Cintas Common Stock or any securities convertible into or exchangeable for Cintas

Common Stock or rights to purchase or sell Cintas Common Stock during the ten days preceding the date hereof. Nothing contained herein shall restrict any Cintas employee or director from exercising stock options during this period which could otherwise be exercised in compliance with applicable law. The Company and Shareholders acknowledge that Cintas may, from time to time, after the execution of this Agreement, purchase shares of Cintas Common Stock through the National Market System or in private transactions which may affect the Cintas Share Value. The Cintas Common Stock purchased by Cintas, if any, may represent all or a portion of the Cintas Common Stock delivered to the Shareholders hereunder.

         6.5 RESTRICTED SECURITIES. The Restricted Securities will cease to be restricted when they have been effectively registered under the Act and disposed of in accordance with that registration or they have been distributed to the public pursuant to Rule 144 under the Act or they have been otherwise transferred and new certificates representing such securities have been delivered which do not bear any legend restricting their transfer and such securities are not subject to any stop transfer order or other restriction on transfer. The Shareholders are further restricted from selling the Cintas Common Stock until (i) such time Cintas and the Company have been merged for a period of at least thirty (30) days and (ii) Cintas publishes combined financial results as set forth in Section 1.6.

         6.6 REGISTRATION RIGHTS. Cintas agrees to file a Registration Statement with the SEC within fifteen (15) business days after the Closing Date to register the Restricted Securities for resale and shall, as expeditiously as practicable, use its best efforts to cause the Registration Statement to be declared effective by the SEC. Such Registration Statement shall include all of the Restricted Securities, including those held in escrow pursuant to the terms of this Agreement. Cintas agrees to use its best efforts to maintain the effective status of the Registration Statement for two (2) years following the effective date as provided in Section 6.7 herein.

         6.7 POST EFFECTIVE MATTERS. For purposes of this Article VI, the term "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of the Restricted Securities, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, Cintas will deliver to the holders of such Restricted Securities after effectiveness of any Registration Statement under this Agreement, such reasonable number of copies of the Prospectus as such holders may from time-to-time request. Cintas shall file post-effective amendments or supplements to such Registration Statement for a period continuing until the Shareholders have held their Restricted Stock for a period of two (2) years following the effective date and so long as a Prospectus is required to be delivered under the Act and agrees to use its reasonable best efforts to keep the Registration Statement effective at all times during such two (2) year period and to at all times comply with the various applicable Federal and State securities laws (after which period Cintas may withdraw such Restricted Securities from registration), and shall deliver copies of the Prospectus contained therein as herein-above provided. Notwithstanding the above, the Shareholders agree to notify Cintas if a Shareholder sells all of his Restricted Securities within two (2) years following the effective date. Upon receipt of such notification from all Shareholders, Cintas' obligation to keep the Registration Statement effective shall terminate. Each Shareholder also agrees to notify the Chief Financial Officer of Cintas at least two (2) full business days in advance of any sale or series of sales of the Restricted Securities aggregating 10,000 or more shares of Cintas Common Stock.

         6.8 STOCK EXCHANGE LISTING. If, at the time of any registration pursuant to this Agreement, the Restricted Securities to be so registered meet the criteria for listing on any exchange or exchanges on which any other Cintas Common Stock is then listed, Cintas shall apply for and use its best efforts to obtain a listing of such Restricted Securities on such exchange or exchanges.

         6.9 REGISTRATION EXPENSES. Cintas shall pay all of the expenses in connection with the registration referenced herein, including without limitation costs of complying with Federal and State securities laws and regulations, attorneys' fees of Cintas, accounting fees, printing expenses and filing fees; except transfer taxes, underwriting commissions, discounts and expenses, and other expenses including attorneys' fees, of the Acquired Entities and the Shareholders whose Restricted Securities are being registered.

         6.10         Additional Covenants.
                      ---------------------

         (a) Cintas shall promptly furnish to any Shareholder, without charge, such number of copies of the Prospectus and any amendments or supplements thereto as such Shareholder may request in order to facilitate the disposition of the Restricted Securities being sold by such Shareholder.

         (b) Cintas will use its best efforts to register or qualify the Restricted Securities under such other securities or "blue sky" laws of such jurisdictions as any Shareholder reasonably requests in writing and do any and all other acts and things which may be necessary to enable such Shareholder to consummate the disposition in such jurisdictions of such Restricted Securities owned by such Shareholder; use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which Registration Statement is required to be kept effective; and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Restricted Securities covered by the Registration Statement; provided, that Cintas will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

         (c) Cintas shall promptly prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period required by Section 6.7, cause the Prospectus to be supplemented by any required Prospectus supplement and, as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all shares of Cintas Common Stock covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Shareholders set forth in such Registration Statement or supplement to the Prospectus; provided, however, that notwithstanding anything contained in this
Article 6 to the contrary, Cintas may suspend the effectiveness of the Registration Statement required hereunder for a reasonable period of time, not to exceed 15 days (a "Suspension Period"), if Cintas has been advised by legal counsel that maintenance of such Registration Statement would require the disclosure of a material transaction or other fact that Cintas determines reasonably and in good faith would have a material adverse effect on Cintas, provided that there shall be not more than two Suspension Periods in any period of 12 consecutive months and the aggregate duration of all Suspension Periods in any period of 12 consecutive months shall not exceed 20 days.

         (d) Cintas shall promptly notify each Shareholder, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, provided that in the case of any order suspending such effectiveness, Cintas shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest practicable time, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the shares of Cintas Common Stock under state securities or "blue sky" laws or the initiation of any proceedings for that purpose provided that in the case of any order suspending such effectiveness, Cintas shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest practicable time, and (iv) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as promptly as practicable thereafter, use their best efforts to prepare and file with the SEC and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such shares of Cintas Common Stock, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) Prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, Cintas will furnish to the Shareholders, draft copies of all such documents proposed to be filed at least five Business Days prior thereto, which documents will be subject to the review of the Shareholders and their counsel; provided, however, that all such documents shall be subject to the approval of the Shareholders insofar as they relate to information concerning the Shareholders (including, without limitation, the proposed method of distribution of such Shareholder's Restricted Securities).

         6.11         Indemnification.
                      ----------------

         (a) INDEMNIFICATION BY CINTAS. Cintas agrees to indemnify, to the full extent permitted by law, and hold harmless each Shareholder and each person, if any, who controls any Shareholder (within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934) from and against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Shareholder furnished in writing to Cintas by or on behalf of such Shareholder expressly for use therein. Such indemnification extends to such Shareholders' respective trustees, heirs, representatives, agents, permitted assigns and each underwriter, if any, engaged by a Shareholder to dispose of shares of Cintas Common Stock acquired pursuant to this Agreement.

         (b) INDEMNIFICATION BY SHAREHOLDERS. Each Shareholder will furnish to Cintas in writing such information with respect to the name and address of such Shareholder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, Cintas, its directors, officers, employees, agents and trustees and each person who controls Cintas (within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934) against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to such Shareholder so furnished in writing or the accuracy of which was confirmed in writing by such Shareholder specifically for inclusion in any Prospectus or Registration Statement.

         (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS PURSUANT TO ARTICLE 6. Any person entitled to indemnification pursuant to this Article 6 agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Article 6 and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 6.11, the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

         (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 6.11 is unavailable to hold harmless an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.11(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         Notwithstanding the provisions of this Section 6.11, no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Restricted Securities of such Shareholder were offered to the public exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 6.11, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6.11(a) and 6.11(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.11(d).


                             7. CINTAS DUE DILIGENCE

         7.1 CINTAS DUE DILIGENCE. During the period prior to the Closing Date, the Acquired Entities and the Shareholders will give to Cintas and its counsel, accountants, actuaries and other expert persons and other representatives, full access, during normal business hours, to each of the Acquired Entity's and Shareholders' (to the extent such items are used by any of the Acquired Entities in its business) assets, properties (owned and leased), books, Customer Contracts, other contracts, commitments and other records (including computer files, retrieval programs and other documentation relating to the business of any of the Acquired Entities) and will furnish Cintas and such representatives, with all such information and data concerning the affairs of any of the Acquired Entities as Cintas or such representatives reasonably may request for the purposes of verifying the representations and warranties made herein and further investigating the business and affairs of the Acquired Entities prior to the Closing, and in furtherance thereof, the Acquired Entities will permit Cintas, together with appropriate representatives of the Acquired Entities, in a manner approved by the Company, to make contact with members of management, with certain customers and with such other persons, firms or corporations with which the Acquired Entities have been conducting business and shall permit Cintas, at Cintas' expense, to conduct environmental audits on the Real Property; provided however, that until Cintas delivers written notice to the Acquired Entities and the Shareholders in accordance with Section 12.2 hereof that it is satisfied with the Disclosure Schedule and the results of its preliminary due diligence investigation (which notice, if given, shall be delivered no later of the close of business on February 6, 1998 (the "Preliminary Review Termination Date")) Cintas (a) shall not be given access to either the records of the Acquired Entities or the Shareholders except as set forth on Schedule 7.1 or to the Real Property (except for purposes of conducting the environmental audits referred to above and the plant visits as set forth on Schedule 7.1), (b) shall not make contact with members of management or other employees of the Acquired Entities except as set forth on Schedule 7.1, (c) shall not make contact regarding the Acquired Entities or this Agreement with customers or other persons, firms or corporations with which the Acquired Entities have been conducting business and
(d) shall conduct all of its due diligence at offsite locations to be agreed upon by Cintas and the Acquired Entities, except as specifically contemplated by
Schedule 7.1. The performance of the due diligence of Cintas or Cintas Sub or the acquisition of information by Cintas or Cintas Sub shall not relieve the Shareholders from any representation, warranty or covenant made by the Shareholders in this Agreement. In connection with its due diligence investigation, Cintas shall not interfere with the Acquired Entities' operations and, in accordance with the Confidentiality Agreement, shall maintain the confidentiality of all information it acquires.

         7.2 SUPPLEMENTAL DISCLOSURE. The Acquired Entities and the Shareholders shall each have the continuing obligation to promptly supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in the Disclosure Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date hereof unless so agreed to in writing by Cintas.

                             8. CONDITIONS PRECEDENT

         8.1 CONDITIONS PRECEDENT TO CINTAS' AND CINTAS SUB'S OBLIGATIONS. The performance of the obligations of Cintas and Cintas Sub under this Agreement are subject, at the election of Cintas, to the fulfillment or written waiver of each of the following conditions on or before the Closing:

         (a) All proceedings taken in connection with the transactions contemplated by this Agreement and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to Cintas.

         (b) The representations and warranties of the Acquired Entities and Shareholders contained in this Agreement, the Disclosure Schedule or in any certificate or document delivered to Cintas and Cintas Sub pursuant hereto shall be true and correct in all material respects on the date hereof and shall be deemed to have been made again on the Closing Date and speak as of the Closing except for representations which speak as of a specific date and shall then also be true and correct in all material respects, subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by Cintas; the Acquired Entities and Shareholders shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing; and Cintas shall have been furnished with a certificate from each Acquired Entity executed by the Shareholders and on behalf of such Acquired Company by the President or a Vice President of such Acquired Company dated the Closing Date, certifying, as of the Closing Date, to the fulfillment of the foregoing conditions by the Company and further certifying that there has been no material adverse change in the financial condition or business of any Acquired Company or any damage or destruction of assets of any Acquired Entity which would materially affect such Acquired Entity's ability to conduct business substantially as theretofore conducted; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Effective Date, shall not result in the non-satisfaction of this Section 8.1(b) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on the Acquired Entities or (ii) are willful and intentional misrepresentations of a material matter that constitute common law fraud. For purposes of this Agreement, a "Material Adverse Effect", with respect to any person or entity, means a material adverse effect on the financial condition, business, liabilities (including contingent liabilities) or results of operations of the Acquired Entities, taken as a whole; and

"Material Adverse Change" shall mean a change or a development involving a prospective change which would have a Material Adverse Effect.

         (c) There shall have been obtained the written consents, in form and substance reasonably satisfactory to Cintas, of each party whose consent to the transactions contemplated hereby is required including those set forth in
Section 2.4 of this Agreement.

         (d) No litigation or proceeding shall be pending which seeks to restrain, set aside or invalidate the transactions contemplated by this Agreement.

         (e) At meetings of the shareholders or, if required, Interest holders of each Acquired Entity or by the written action of such person as referred to in Section 4.3 hereof, a sufficient number of outstanding shares of each Acquired Company's capital stock and, if required, each Partnership's Interests shall have voted to approve the matters referred to in this Agreement and the transactions contemplated hereby.

         (f) Title to all of the Real Property shall be insurable by a title company reasonably satisfactory to Cintas free of all exceptions except those
(i) that in the reasonable opinion of Cintas do not effect in any material respect the current use or value of such Real Property or (ii) that are disclosed in Section 2.10 of the Disclosure Schedule.

         (g) The Acquired Entities shall have delivered to Cintas the documents required to be delivered hereunder, including those to be delivered at the Closing pursuant to Section 9.1 hereof.

         (h) Each of the directors and, to the extent requested, officers, of each of the Acquired Companies shall have submitted their resignations in writing effective the Closing Date unless otherwise approved in writing by Cintas.

         (i) The Pooling Letter required pursuant to Section 1.6 hereof shall have been executed and delivered to Cintas and Cintas shall have received confirmation from Cintas' independent accountants, Ernst & Young LLP, that the Transactions shall qualify for "pooling of interests" accounting treatment by Cintas.

         (j) The Mergers shall be deemed to be effective under all applicable law.

         (k) Cintas shall have delivered the notice contemplated by Section 7.1 hereof on or before the close of business on the Preliminary Review Termination Date.

         (l) Nothing shall have come to the attention of Cintas subsequent to the Preliminary Review Termination Date to lead it reasonably to believe either that (i) any representation or warranty of the Acquired Entities or the Shareholders in this Agreement was not true and correct in all material respects on the date of this Agreement and that such inaccuracy of a representation or warranty either individually or together with any other inaccuracies represent a Material Adverse

Effect on the Acquired Entities, or (ii) that there has been a Material Adverse change in the Acquired Entities.

         (m) The Phantom Stock Plan shall have been terminated as provided in
Section 1.11.

         (n) Cintas shall have entered into, and, concurrent with the Closing, consummated the transactions contemplated by a Stock Purchase Agreement with the stockholders identified on Attachment No. 3 to acquire minority interests owned by such persons in the entities which are listed on Attachment No. 3 on terms and conditions to be agreed upon between such stockholders and Cintas.

         (o) Shareholders entitled to receive not more than 9.99% of the aggregate consideration payable pursuant to Section 1.4 hereof shall have properly exercised their appraisal rights under applicable Illinois and Georgia law.

         (p) Arrangements satisfactory to the parties to repay all loans to the Shareholders from any of the Acquired Entities shall have been made.

         8.2 CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS. The performance of the Shareholders under this Agreement is subject, at the election of the Shareholders, to the fulfillment or written waiver of each of the following conditions on or before the Closing:

         (a) The representations and warranties of Cintas and Cintas Sub contained in this Agreement or in any certificate or document delivered to the Shareholders pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date and speak as of the Closing and shall then also be true and correct, subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by the Shareholders. Cintas and Cintas Sub shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them, respectively, on or before the Closing; and the Shareholders shall have been furnished with certificates from Cintas and Cintas Sub executed on behalf of Cintas and Cintas Sub by the President or a Vice President of Cintas and Cintas Sub, respectively, dated as of the Closing, certifying to the fulfillment of the foregoing conditions by Cintas and Cintas Sub, respectively.

         (b) No litigation or administrative proceeding shall be pending or which seeks to restrain, set aside or invalidate the transactions contemplated by this Agreement.

         (c) Cintas and Cintas Sub shall have delivered to Shareholders at the Closing the documents required to be delivered pursuant to Section 9.2 hereof.

         (d) The exchange of shares of Cintas Common Stock for shares and Interests of the Acquired Entities pursuant to this Agreement and the Articles of Merger shall be made in compliance with applicable federal and state securities laws.

         (e) The Mergers shall be deemed to be effective under applicable law.

         (f) The Shareholders shall have received confirmation from Cintas' independent accountants, Ernst & Young LLP, that the Transactions shall qualify for "pooling of interests" accounting treatment by Cintas.

         8.3 HART-SCOTT-RODINO. In addition to those conditions set forth in Sections 8.1 and 8.2, Closing shall be conditioned upon the expiration of all waiting periods under the HSR Act.

                     9. DOCUMENTS TO BE DELIVERED AT CLOSING

         9.1 DOCUMENTS TO BE DELIVERED BY THE ACQUIRED ENTITIES AND THE SHAREHOLDERS AT THE CLOSING. At the Closing, the Company or Shareholders shall deliver to Cintas and Cintas Sub:

         (a) Copies certified by the Secretary or Assistant Secretary of the Acquired Companies of the resolutions of each of such Company's Board of Directors and Shareholders approving this Agreement and the Articles of Merger and authorizing the transactions contemplated hereby and thereby.

         (b) Copies certified by the general partner of each Partnership of the resolutions of such Partnership approving this Agreement and the Articles of Merger and authorizing the transactions contemplated hereby and thereby.

         (c) The Articles of Merger in a form reasonably satisfactory to the parties executed by the Acquired Companies.

         (d) The Pooling Letter in a form reasonably satisfactory to the parties executed by the Company.

         (e) An opinion dated the Closing Date of Neal, Gerber & Eisenberg, counsel to the Company and Shareholders, in a form reasonably satisfactory to the parties.

         (f) A Non-Competition and Non-Disclosure Agreement executed by each Shareholder listed on Attachment No. 2 attached hereto in a form substantially as that attached hereto as EXHIBIT A (the "Non-Competition Agreement").

         (g) An Escrow Agreement executed by the Shareholders in a form reasonably satisfactory to the parties (the "Escrow Agreement").

         (h) The written consents, in form and substance reasonably satisfactory to Cintas, of each party whose consent to the transactions contemplated hereby is required.

         (i) The written resignations of each of the Directors and, to the extent requested by Cintas, officers of the Company effective the Closing Date except as otherwise set forth.

         (j) Custody to all of each Acquired Entity's books, records, papers and other documents including minute books.

         (k) The certificate required under Section 8.1(b).

         (l) Copies of the Articles of Incorporation, as amended, of the Company as certified by the Secretary of State of the State of Illinois and copies of the By-Laws of the Company certified by the respective Secretary or an Assistant Secretary of the Company.

         (m) Certificates of Good Standing issued by the Secretaries of State of the states of incorporation or formation for each Acquired Company, dated within ten (10) days of the Closing Date.

         (n) Certificates of Good Standing (or local law equivalent) issued by the province of Quebec or Canada for the Canadian Sub.

         (o) Certificates of Good Standing (or equivalent) for each Partnership issued by its jurisdiction of organization, to the extent such jurisdictions issue such certificates.

         (p) Certificates representing the shares of capital stock and, to the extent represented by certificates, the partnership interests of the Acquired Entities being acquired by Cintas, Cintas Sub or the Company in the Transactions.

         (q) A report from Cintas' independent accountants, Ernst & Young LLP, in a form reasonably satisfactory to the parties, confirming that the Transactions qualify for "pooling of interests" accounting treatment by Cintas.

         (r) The documents set forth in Section 8.1 to be delivered by the Company and such other certificates and documents as Cintas or Cintas Sub may reasonably request.

         9.2 DOCUMENTS TO BE DELIVERED BY CINTAS AND CINTAS SUB AT THE CLOSING. At the Closing, Cintas and Cintas Sub shall deliver to the Company and
Shareholders:

         (a) A certified copy of the respective resolutions of the Board of Directors of Cintas and Cintas Sub approving this Agreement and authorizing the transactions contemplated hereby and, in the case of Cintas, authorizing the issuance of the shares of Cintas Common Stock to be exchanged for the Company Common Stock pursuant to this Agreement.

         (b) A certified copy of resolutions of the shareholder of Cintas Sub approving this Agreement and the Articles of Merger and Reorganization and the transactions contemplated hereby and thereby.

         (c) The Articles of Merger in the forms reasonably satisfactory to the parties executed by Cintas and Cintas Sub, respectively.

         (d) The Pooling Letter executed by Cintas in a form reasonably satisfactory to the parties.

         (e) The Non-Competition Agreements executed by Cintas in the form of EXHIBIT A.

         (f) The Escrow Agreement executed by Cintas in a form reasonably satisfactory to the parties.

         (g) An opinion dated the Closing Date of Keating, Muething & Klekamp, P.L.L. Cincinnati, Ohio, counsel to Cintas and Cintas Sub, in a form attached as EXHIBIT F hereto.

         (h) The officer's certificate required under Section 8.2(b).

         (i) Certificates evidencing the Cintas Common Stock to be delivered to the Shareholders and the Escrow Agent (later defined).

         (j) A report from Cintas' independent accountants, Ernst & Young LLP, confirming that the Transactions qualify for "pooling of interests" accounting treatment by Cintas.

         (k) The documents set forth in Section 8.2 to be delivered by Cintas and such other certificates and documents as the Shareholders may reasonably request.

                         10. INDEMNIFICATION AND ESCROW

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the terms and conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation or due diligence heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (i) the agreements set forth in Article VI, X and XI hereof shall continue and survive until all obligations set forth therein shall have been performed and satisfied, and (ii) all other representations, warranties and agreements (including those made by Cintas), including but not limited to the agreements of Cintas and Shareholders to indemnify one another set forth in Article X hereof, shall terminate on the one (1) year anniversary of the Closing Date except (y) as to matters with respect to which a party shall have given written notice of any claim within such period and (z) as to the matters set forth in Sections 2.23 (to the extent such matter relates to an open tax year which has not yet been subject to audit) and 2.25 which shall continue and survive until such time as the applicable statute of limitations or tolling period for such acts, laws, regulations or agreements shall have expired. Notwithstanding the above limitations, indemnification for matters fraudulently omitted, misrepresented or otherwise concealed by any party hereto shall extend indefinitely or until the applicable statute of limitations period has expired.

         10.2         Indemnification.
                      ----------------

         (a) Subject to the following provisions of this Article X, commencing on the Closing Date, the Shareholders, jointly and severally, shall defend, indemnify and hold harmless, Cintas and Cintas Sub and any of their respective officers, directors, employees and affiliates, from any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated, which any of them may incur or suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of the Company or the Shareholders set forth in this Agreement (except that for purposes of this Section 10.2, the qualification "in all material respects" as set forth in Section 2.25 hereof shall be omitted and for purposes of indemnification, such Section shall be read and construed as if such qualification was not contained therein) and for which claim has been made during the applicable periods hereunder (a "Claim"), except for those Claims, or portion of a Claim, which are covered by insurance maintained by the Company prior to Closing and (ii) those Claims for which indemnification is available pursuant to Article 6 hereof.

         (b) Subject to the following provisions of this Article X, commencing on the Closing Date, Cintas and Cintas Sub, jointly and severally, shall indemnify and hold the Shareholders harmless from any claim, damage, loss or expense (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated, which it may incur of suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of Cintas and Cintas Sub, set forth in this Agreement for which claim has been made during the applicable periods hereunder except for those claims, or portion of a claim, which are covered by insurance maintained by an Acquired Entity prior to Closing.

         (c) Except as specifically set forth in this Agreement, the indemnification provisions contained in this Article X shall be the exclusive basis for the assertion of claims or the imposition of liability by one party against another party to this Agreement arising from actions or claims resulting from the breach or default of any representation, warranty, covenant or agreement contained herein. This Article X shall not, however, be the exclusive basis for asserting claims arising from any subsequently entered into document or agreement including any non-competition or similar agreement to be entered into by the Shareholders with Cintas or a subsidiary of Cintas.

         10.3         Basket and Maximum Liability.
                      -----------------------------

         (a) The parties hereto and their respective heirs, successors and assigns agree not to assert any right against any other party hereto after the Closing Date of this Agreement for indemnification under this Agreement unless and until the aggregate amount sought exceeds One Million Dollars ($1,000,000) (the "Basket"), in which event the party seeking indemnification shall be entitled to indemnification only for amounts in excess of the Basket; provided, however, that the Basket shall not apply to any post-closing adjustment to the Purchase Price set forth in Section 1.3(b).

         (b) The maximum indemnification obligation of the Shareholders shall be equal to the lesser of (i) the Purchase Price or (ii) the market value of the Cintas Common Stock received by the Shareholders at the time a Claim is paid which shall equal the Nasdaq National Market closing price on the date a Claim is paid or if not paid on a trading day, then on the immediately preceding trading day) less any amounts previously paid by the Shareholders pursuant to their indemnification obligations as set forth herein.

         10.4 ESCROWED SHARES; INDEMNIFICATION OFFSETS. Five percent (5%) of the shares of Cintas Common Stock to be delivered to the Shareholders in payment of the Purchase Price shall be placed in escrow (the "Escrowed Shares") by the Shareholders on the Closing Date pursuant to the terms of the Escrow Agreement for a period of one (1) year from the Closing Date. Unless otherwise agreed to in writing by Cintas and the Shareholders, Cintas shall satisfy any Purchase Price adjustment set forth in Article I or any Claim against the Shareholders which is the subject of indemnification herein from the Escrowed Shares. Certificates evidencing the Escrowed Shares, together with stock powers executed in triplicate, shall be delivered to The Fifth Third Bank which shall act as the Escrow Agent under the terms and conditions of this Article X and the Escrow Agreement.

         10.5         Indemnification Procedure; Arbitration.
                      ---------------------------------------

         (a) Promptly after an indemnified party becomes aware of any claim, demand, action, proceeding, event or condition with respect to which a claim for indemnification may be made pursuant to this Article X, such indemnified party shall, if a claim in respect thereof is to be made against any party, give written notice to the latter of the nature of the matter for which a right to indemnification is claimed (an "Indemnification Claim"); provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, except to the extent (and only to the extent) the indemnifying party is materially prejudiced thereby. In case any such Indemnification Claim involves a claim, demand, action or proceeding by a third party (a "Third Party Claim"), the indemnifying party shall be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party, such defense to be conducted at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense of the Third Party Claim, other than reasonable costs of investigation, unless the indemnifying party has failed to assume the defense of such Third Party Claim and to employ counsel reasonably satisfactory to such indemnified person. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any Third Party Claim if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party or fails to prosecute the defense, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a Third Party Claim without the consent of the indemnified party, which consent shall not be unreasonably withheld. No indemnified party shall consent to entry of any judgment or enter into any settlement of any Third Party Claim the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party. The party providing indemnification hereunder shall have all reasonable and necessary access to the records of the other parties hereto to the extent required to adequately defend any such claim for indemnification pursuant hereto.

         (b) Each party shall furnish written notice of any Indemnification Claim (other than third party Indemnification Claims referred to in paragraph
(a) above) hereunder Indemnification to the other parties hereto, setting forth the amount of the Claim, if known, and the nature of the liability. The Shareholders shall nominate a representative (the "Nominee") and such Nominee acting on behalf of the Shareholders shall have ten (10) business days following the receipt of a notice of such Claim within which to deliver a written objection to Cintas with respect to any Claim, setting forth the grounds for the objection (a "Disputed Claim"). Cintas and the Nominee shall use their best efforts to settle any Disputed Claim within twenty (20) business days following receipt by Cintas of such objection. If any Disputed Claim is not settled within such twenty business day period, and such Disputed Claim involves less than One Hundred Thousand Dollars ($100,000), or upon agreement of the parties if such Disputed Claim involves more than One Hundred Thousand Dollars ($100,000), such dispute shall be submitted to arbitration to be conclusively determined by one arbitrator if the Shareholders and Cintas can agree on one arbitrator or by a panel of three arbitrators if they can not agree on a single arbitrator, one arbitrator being selected by Cintas, one arbitrator being selected by the Nominee and the third arbitrator being selected by the two so selected by Cintas and the Nominee or, in the event of their inability to agree on a selection of a third arbitrator, as designated by the American Arbitration Association. All such arbitrators shall be appointed as soon as reasonably possible but in no event later than sixty (60) days after the identification of a Disputed Claim. A hearing on such Disputed Claim shall be held within sixty (60) days of the appointment of the arbitrator or the last of the arbitrators if the parties are unable to agree on a single arbitrator and the decision of such arbitrator(s) shall be made within thirty (30) days of such hearing. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. A written arbitral award shall be delivered to Cintas and the Nominee promptly following the resolution of a Disputed Claim by the arbitrators. Such award shall be final, binding and unappealable by any party thereto. All reasonable fees and expenses of the arbitrator(s) and costs of the arbitration shall be paid as determined by the arbitrator(s) and to the extent not so determined, each party shall pay his or its own expenses. Arbitration shall be conducted in Chicago, Illinois.

         10.6 ESCROW NOT TO LIMIT INDEMNIFICATION. Notwithstanding anything herein to the contrary, the Shareholders shall indemnify Cintas, its successors and assigns, to the extent provided in this Article X and such indemnification, to the extent provided, shall continue after the termination of the escrow provided in this Article X and shall not be limited to the Escrowed Shares. Any Shareholder obligation arising under Article I or this Article X not satisfied by the Escrowed Shares shall be satisfied by Shareholder returning shares of Cintas Common Stock to Cintas valued as set forth in the Escrow Agreement. If a sufficient number of shares are not retained by Shareholders to enable Shareholders to make such payments using Cintas shares, Shareholders shall pay Cintas by the wire transfer of immediately available funds. To the extent any loan obligation of the Acquired Entities to any Shareholder remains outstanding after the Closing, Cintas shall not have any right of set off with respect to such obligations in order to satisfy an indemnification claim against any such Shareholder. These obligations of Shareholders shall be joint and several.

         10.7 INDEMNIFICATION FOR REGISTRATION STATEMENT MATTERS. The terms, conditions and procedures governing losses, claims, damages, liabilities and expenses arising out of or based upon matters relating to the Registration Statement shall be governed by and set forth in Section 6.11 hereof.

         10.8         SHAREHOLDER CONTRIBUTIONS.
                      --------------------------

                      (a) CONTRIBUTION. Subject to the provisions of Section ? hereof, in the event any Shareholder (a "Loss Shareholder") incurs any claims, damages, losses, liabilities, costs or expenses (including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation and any amounts set-off (whether escrowed or otherwise) against amounts owed to such Loss Shareholder (any of the foregoing, a "Loss"), in respect of any Loss, the other Shareholders (individually, a "Contributing Shareholder" and, collectively, the "Contributing Shareholders") shall contribute to the amount of the Loss their respective pro rata share of such Loss. In furtherance and not in limitation of the foregoing, to the extent that any Loss Shareholder is actually required to pay, whether to an indemnified party or otherwise, any Disproportionate Amount (as defined below) in respect of any Loss arising under
Section 10.2(a) of this Agreement, then each Contributing Shareholder agrees to pay to each Loss Shareholder such Contributing Shareholder's pro rata portion of such Disproportionate Amount, together with a portion of the amount, if any, of any costs, fees or other expenses incurred by such Loss Shareholder in connection with such Loss and/or in connection with the enforcement of the provisions of this Agreement, it being agreed that, with respect to any Loss, the term "Disproportionate Amount" shall refer to the amount in excess of any Loss Shareholder's pro rata share of any Loss arising under Section 10.2(a) of this Agreement and the term "pro rata share" shall refer to a fraction, the numerator of which shall be the number of shares of Cintas Common Stock received by such Shareholder pursuant to this Agreement and the denominator of which shall be the aggregate number of shares of Cintas Common Stock received by all Shareholders pursuant to this Agreement.

                      (b) EXPENSES. All Contributing Shareholders shall pay to the Loss Shareholders all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of such Shareholder's obligations hereunder.

                             11. CERTAIN AGREEMENTS

         11.1 CONFIDENTIAL INFORMATION. In the event the transactions contemplated by this Agreement are not consummated, each party hereto will hold all non-public confidential information which it obtained from the other parties hereto in the course of negotiating this Agreement, which it did not previously know or which was not previously in the public domain, confidential; no party will directly or indirectly use such information until the same shall become in the public domain (other than by disclosure by a party hereto receiving such information for use pursuant hereto), and each party will return to the applicable party all documents, objects and records obtained from such other party pursuant hereto which are not in the public domain. Information provided to Cintas pursuant to this Agreement shall remain subject to the Confidentiality Agreement. The parties acknowledge that by executing this Agreement, the phrase "two years" in the first and second full paragraphs on page four of such Confidentiality Agreement is hereby deleted (which was changed to "three years" by amendment) and the phrase "four years" is inserted in lieu thereof.

         11.2 PREPARATION OF REGISTRATION STATEMENT. The Company will furnish Cintas with such information concerning the business and financial condition of the Acquired Entities and shall provide such assistance to Cintas as may be reasonably necessary to enable Cintas to describe the Acquired Entities, this Agreement and the transactions contemplated hereby, and to disclose any other required information, in each case to the extent such information is required to be included in the Registration Statement. The Shareholders will cooperate with Cintas to maintain the accuracy and completeness of the information in the Registration Statement and will promptly inform Cintas of any material change, whether adverse or favorable, in the condition of any of the Acquired Entities, financial or otherwise, which may affect the accuracy or completeness of the information set forth in the Registration Statement and which may occur at any time prior to the Closing Date.

         11.3 TERMINATION. Except for those obligations set forth in Section
11.1 herein which shall not terminate, either Cintas or the Company may, as applicable, on or prior to the Closing Date, terminate this Agreement without liability as set forth below (provided the terminating party is not responsible for the event which permits termination hereunder):

         (a) By Cintas or the Shareholders if any governmental body or agency having jurisdiction and authority to prevent consummation of the transactions required hereunder, has formally asserted that consummation of such transaction violates or would violate any applicable law, or any rule or regulation of such body or agency; or

         (b) By Cintas or the Shareholders if any condition precedent to the obligation of such party to consummate the transaction has not been satisfied or waived provided that if Cintas terminates this Agreement because the condition specified in Section 8.1(l) has not been satisfied or waived, it shall include in its termination notice a description of the material breach of a representation or warranty which represents a Material Adverse Effect or the Material Adverse Change on which its termination of this Agreement is based.

In no event will the party entitled to terminate this Agreement pursuant to this
Section 11.3 be liable to the other party for money or other damages (liquidated or otherwise) for failure to consummate the transactions contemplated in this Agreement for any reason set out in this Section 11.3.

         11.4 TAX COMPLIANCE; FINAL TAX RETURN. Each of the parties agrees to take, or cause to be taken, all actions and to do or cause to be done, all things necessary, proper or advisable to qualify the transactions contemplated by this Agreement as described in Section 1.6. Notwithstanding any other provision of this Agreement, the provisions of this Section shall survive the Closing for a period of three (3) years. Further, the Acquired Entities agree to prepare and file, at the Acquired Entities' expense, all Federal, state and local tax returns required to be filed by the any of the Acquired Entities through the Closing Date, subject to Cintas' written approval of each such returns, which approval will not be unreasonably withheld.

         11.5 ENVIRONMENTAL AUDIT FOLLOW-UP. If the environmental audits conducted by Cintas on the Real Property results in recommendations by such environmental consultants to implement investigatory and/or corrective measures to (i) address environmental contamination (including but not limited to, soil, ground water, air, water, structural contamination, asbestos, urea formaldehyde) or (ii) to cause such Real Property or any operations thereon to comply with applicable environmental laws, rules and regulations or governmental directives or orders or (iii) necessary to prevent any imminent and substantial endangerment to human health or the environment, such recommendations shall be undertaken by Cintas as soon as practical after the Closing, and the Purchase Price shall be adjusted as provided for in Section 1.3(b) by the estimated cost of implementing such recommendation. If the Shareholders disagree with the findings of Cintas' environmental engineers, the need for and cost of any recommended remediation shall be determined prior to the Closing by an independent environmental or engineering firm to be jointly designated by the Company and Cintas. All parties agree to be bound by the findings of such third party environmental or engineering firm. However, if the estimated costs to undertake the environmental audit recommendations and bring the Real Property into compliance with applicable environmental laws, rules and regulations or governmental directives or orders, exceeds One Million Dollars ($1,000,000), the Shareholders may either (i) assume such costs and expenses or (ii) terminate this Agreement without cost or obligation to Cintas or Cintas Sub provided Cintas is notified of such intent to terminate within ten (10) business days of Shareholders' receipt of such estimated remediation expenses. Nothing in this
Section 11.5 shall affect or release Shareholders of any warranty, representation, covenant or indemnification obligation set forth elsewhere in this Agreement. In addition, in the event the estimated remediation amount exceeds the threshold set forth above, Cintas may also terminate this Agreement without cost or obligation to the Company or Shareholders provided the Company and Shareholders are notified of such intent to terminate within ten (10) business days of Cintas' receipt of such estimated remediation expenses. After the estimated remediation costs are established in accordance with this Section 11.5, Michael Frank, as representative of the Shareholders, shall be entitled to participate in (i) all discussions between Cintas and the firms which Cintas is considering retaining to perform the required remediation services, (ii) the selection of the firm to be retained to perform such services, (iii) the negotiation of the contract to be entered into between Cintas and such firm and (iv) all discussions between Cintas and such firm with respect to any proposed increases in the cost of services provided which are in excess of those contemplated by the remediation contract. In the event the actual cost of implementing the environmental audit recommendations are less than those estimated by such environmental or engineering firm, all such savings shall be passed on to the Shareholders in the form of a post-closing adjustment to the Purchase Price. In the event the actual cost of implementing the environmental audit recommendations exceed those estimated by the environmental or engineering firm, all costs in excess of those so estimated shall be borne by the Shareholders with all such costs to be first paid from the amounts held in escrow pursuant to the Escrow Agent without regard to the Basket.

         11.6 SHAREHOLDER GUARANTEES. Cintas hereby agrees to use its best efforts to remove all Shareholder guarantees and to indemnify and hold Shareholders harmless from all debts and liabilities of the Acquired Entities which have been guaranteed by Shareholders through the Closing Date. This indemnification shall not apply to debt or liabilities not specifically or accurately disclosed in this Agreement, the Closing Date Balance Sheet or in the Disclosure Schedule attached hereto.

         11.7 POST CLOSING DIVIDENDS. If it is determined subsequent to the Closing that the aggregate net earnings of the Acquired Entities from September 30, 1997 through the Closing Date were more than the earnings computed pursuant to Section 1.3(a) and that the amount of the dividends paid by the Acquired Entities to the Shareholders pursuant to Section 4.5(b) (solely to pay income taxes due on the earnings computed pursuant to Section 1.3(a)) were less than the amount that should have been paid to cover tax obligations of the Shareholders consistent with past practice of the Acquired Entities, Cintas shall pay or shall cause the Acquired Entities to pay amounts equal to such deficiency to the Shareholders.

                                12. MISCELLANEOUS

         12.1 EXPENSES. Except as provided for herein, each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement and in consummation of the transactions contemplated hereby and in preparation therefor.

         12.2 NOTICES. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if mailed by registered mail, postage prepaid, return receipt requested, or by Federal Express or similar overnight delivery service, or if delivered personally, at the following addresses pending the designation of another address in accordance with the provisions hereof:

                      (a)      If to Cintas and/or Cintas Sub:

                               Cintas Corporation
                               6800 Cintas Boulevard
                               Mason, Ohio  45040
                               Attention:  President

                               With a copy to:

                               Keating, Muething & Klekamp
                               1800 Provident Tower
                               One East Fourth Street
                               Cincinnati, Ohio 45202
                               Attention: Robert E. Coletti

                      (b)      If to any Acquired Entities or the Shareholders:

                               c/o Mr. Michael A. Frank
                               5608 West 73rd Street
                               Chicago, Illinois 60638

                               With a copy to:

                               Neal, Gerber & Eisenberg
                               Two North LaSalle Street
                               Chicago, Illinois 60602
                               Attention:  Marshall E. Eisenberg

         All deliveries required to be made or received from Cintas or Cintas Sub shall be satisfied by delivery or receipt from Cintas.

         12.3 ENTIRE AGREEMENT. Except for the Confidentiality Agreement, this Agreement, the Articles of Merger and the other exhibits hereto contain all the terms agreed upon between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements and communications, whether oral or written. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

         12.4 HEADINGS. The headings of the Sections of this Agreement are for convenience of reference only and shall not be deemed to explain, limit or amplify the provisions hereof.

         12.5 SUCCESSORS IN INTEREST. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, personal representatives, successors and assigns.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

         12.7 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and governed in all respects by the laws of the State of Ohio.

         12.8 BROKERAGE. The Acquired Entities and the Shareholders represent and warrant that (i) they have been advised solely by William Blair and Company with respect to this Agreement and the transactions contemplated hereby and (ii) Shareholders will pay all sums due William Blair and Company with respect to this Agreement and the transactions contemplated hereby. Cintas and Cintas Sub represent and warrant that they have not engaged any advisors with respect to the Transactions.

         Except as set forth in the immediately preceding paragraph, the Acquired Entities, Shareholders, Cintas and Cintas Sub represent and warrant that all negotiations relative to this Agreement have been carried on by them directly between the parties without the intervention of any person or firm, and each of the Acquired Entities, the Shareholders, Cintas and Cintas Sub shall each indemnify the others and hold them harmless against and in respect of any claim for brokerage, finders fees, or other fees or commissions relative to this Agreement or to the transactions contemplated hereby caused by their actions relative to brokerage or similar fees.

         12.9 WAIVER. At any time prior to the effective time of the Transactions, the parties hereto by action taken by their respective Boards of Directors or by the Shareholders may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein to the extent permitted by law. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         12.10 REMEDIES FOR BREACH; SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party or parties would be irreparably damaged in the event any covenant or agreement contained in this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the parties will be entitled, without bond or other security, to seek an injunction or injunctions to prevent breaches of the covenants or agreements contained in this Agreement and to enforce specifically this Agreement and the covenants and agreements contained herein or therein in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity. Each party agrees that should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including money damages, for breach hereof as a result of such holding or order.

         12.11 PUBLICITY. So long as this Agreement is in effect and subsequent to the Closing, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the Transactions or this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed if such release or announcement is required by applicable law.

         12.12 CONSTRUCTION. This Agreement is to be deemed to have been prepared jointly by the parties hereto after arms-length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.



        [THIS SPACE INTENTIONALLY LEFT BLANK - SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the Acquired Companies, Shareholders, Cintas and Cintas Sub each has caused this Agreement to be duly executed in its name and on its behalf, all as of the day and year first above written.


                                          CINTAS CORPORATION, a Washington
                                           corporation


                                          By:   /s/ David T. Jeanmougin
                                             ----------------------------------
                                               Name:  David T. Jeanmougin
                                               Title: Senior Vice President

                                          CINTAS MERGER SUB, INC. - ILLINOIS,
                                           an Illinois corporation


                                          By:  /s/ David T. Jeanmougin
                                             ----------------------------------
                                               Name:  David T. Jeanmougin
                                               Title: Vice President


                                          UNIFORMS TO YOU AND COMPANY,
                                          an Illinois corporation


                                          By:  /s/ Michael B. Frank
                                             ----------------------------------
                                               Name: Michael B. Frank
                                               Title:

                                          INTEGRITY UNIFORM CO.,
                                          a Delaware corporation


                                          By:  /s/ Michael B. Frank
                                             ----------------------------------
                                               Name: Michael B. Frank
                                               Title:

                                 PRIDE MANUFACTURING COMPANY,
                                 a Georgia corporation


                                 By:
                                    -----------------------------------
                                      Name:
                                      Title:

                                 M. FRANK & CO.,
                                 an Illinois corporation


                                 By:
                                    -----------------------------------
                                      Name:
                                      Title:


                                 WORKING CLASS LTD.,
                                 an Illinois limited partnership

                                 By:  WORKING CLASS, INC.,
                                      an Illinois corporation, general partner


                                 By:  /s/ Michael B. Frank
                                    -----------------------------------
                                      Name: Michael B. Frank
                                      Title:

                                 MICHAEL/KEITH PARTNERSHIP,
                                 an Illinois general partnership

                                 By:  MICHAEL B. FRANK
                                      REVOCABLE TRUST, general partner


                                 By:  /s/ Michael B. Frank
                                    -----------------------------------
                                      Michael B. Frank, not individually,
                                      but solely as Trustee

                                 By:  KEITH T. FRANK REVOCABLE
                                      TRUST, general partner


                                 By:  /s/ Keith T. Frank
                                    ------------------------------------------
                                      Keith T. Frank, not individually, but
                                      solely as Trustee

                                 By:  DIRECTION Q TRUST, general partner


                                 By:  /s/ Marshall E. Eisenberg
                                    ------------------------------------------
                                      Marshall E. Eisenberg, not
                                      individually, but solely as Trustee

                                 UTY MEXICO PARTNERS,
                                 an Illinois general partnership

                                 By:  UNIFORMS TO YOU AND COMPANY,
                                      an Illinois corporation, general partner


                                 By:  /s/ Michael B. Frank
                                    ------------------------------------------
                                      Name: Michael B. Frank
                                      Title:

                                 By:  ALPHA Q. TRUST, general partner


                                 By:  /s/ Allen M. Turner
                                    ------------------------------------------
                                      Allen M. Turner, not individually,
                                      but solely as Trustee


                                 SHAREHOLDERS:

                                 ALPHA Q TRUST


                                 By:  /s/ Allen M. Turner
                                    ------------------------------------------
                                      Allen M. Turner, not individually,
                                      but solely as Trustee

                                 FLOSSMOOR Q TRUST


                                 By:  /s/ Allen M. Turner
                                    --------------------------------------
                                      Allen M. Turner, not individually,
                                      but solely as Trustee

                                 DIRECTION Q TRUST


                                 By:  /s/ Marshall E. Eisenberg
                                    --------------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 KEITH FRANK GRANTOR ANNUITY
                                 TRUST #1


                                 By:  /s/ Michael Frank
                                    --------------------------------------
                                      Michael Frank, not individually,
                                      but solely as Trustee

                                 MICHAEL FRANK GRANTOR ANNUITY
                                 TRUST #1


                                 By:  /s/ Marshall E. Eisenberg
                                    --------------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 MICHAEL B. FRANK REVOCABLE TRUST


                                 By:  /s/ Michael B. Frank
                                    --------------------------------------
                                      Michael B. Frank, not individually,
                                      but solely as Trustee

                                 KEITH T. FRANK REVOCABLE TRUST


                                 By:  /s/ Keith T. Frank
                                    --------------------------------------
                                      Keith T. Frank, not individually,
                                      but solely as Trustee

                                 WORKING CLASS, INC., an Illinois
                                 corporation

                                 By:  /s/ Michael B. Frank
                                    -----------------------------------
                                      Name: Michael B. Frank
                                      Title:

                                 NATALIE AND STEPHANIE TRUST


                                 By:  /s/ Marshall E. Eisenberg
                                    -----------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 MADELINE TRUST


                                 By:  /s/ Marshall E. Eisenberg
                                    -----------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 STEPHANIE TRUST


                                 By:  /s/ Marshall E. Eisenberg
                                    -----------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 AARON AND MADELINE TRUST


                                 By:   /s/ Marshall E. Eisenberg
                                    -----------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 NATALIE AND MADELINE TRUST


                                 By:  /s/ Marshall E. Eisenberg
                                    -----------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 ROBIN AND STEPHANIE TRUST


                                 By:  /s/ Marshall E. Eisenberg
                                    -----------------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 NATALIE AND AARON TRUST


                                 By:  /s/ Marshall E. Eisenberg
                                    -----------------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 MADELINE AND STEPHANIE TRUST


                                 By:  /s/ Marshall E. Eisenberg
                                    -----------------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 AARON AND STEPHANIE TRUST


                                 By:   /s/ Marshall E. Eisenberg
                                    -----------------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee

                                 AARON TRUST


                                 By:   /s/ Marshall E. Eisenberg
                                    -----------------------------------------
                                      Marshall E. Eisenberg, not individually,
                                      but solely as Trustee


                                 /s/ Marcia A. Frank
                                 -----------------------------------
                                 Marcia A. Frank

                                 /s/ David Pinzur
                                 -----------------------------------
                                 David Pinzur


                                 /s/ Michael DiMino
                                 -----------------------------------
                                 Michael DiMino